FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-172366-06

Free Writing Prospectus
Preliminary Collateral Term Sheet
$[TBD]
(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

WFRBS Commercial Mortgage Trust 2013-C12
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
as Depositor

The Royal Bank of Scotland
Wells Fargo Bank, National Association
Liberty Island Group I LLC
C-III Commercial Mortgage LLC
Basis Real Estate Capital II, LLC
NCB, FSB
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2013-C12

February 21, 2013

Wells Fargo Securities		RBS
Co-Lead Manager and		Co-Lead Manager and
Co-Bookrunner		Co-Bookrunner

Deutsche Bank Securities
Co-Manager

WFRBS Commercial Mortgage Trust 2013-C12

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-172366) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any other jurisdiction where the offer or sale is not permitted.  The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities.  These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING CERTAIN ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC; Wells Fargo Institutional Securities, LLC, a member of FINRA and SIPC; and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC carries and provides clearing services for Wells Fargo Institutional Securities, LLC customer accounts.

RBS is a trade name for the investment banking business of RBS Securities Inc. (“RBSSI”).  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates.  Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates.  RBSSI is a member of SIPC, FINRA and the NYSE.

IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES.  THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE CO-LEAD BOOKRUNNING MANAGERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN.  INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The certificates to be backed in part by the assets described herein, and such assets, are subject to modification, revision and other changes any time prior to issuance or availability of a final prospectus, such certificates are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of such certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics (including with respect to the underlying assets) that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics (including with respect to the underlying assets) described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates to be backed in part by the assets described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – Grand Beach Hotel

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$125,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$125,000,000			Location:	Miami Beach, FL
% of Initial Pool Balance:	10.2%			Size:	424 rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$294,811
Borrower Name:	MB Florida Limited, LLC			Year Built/Renovated:	2009/NAP
Sponsor:	The Murray Group			Title Vesting:	Fee
Mortgage Rate:	4.467%			Property Manager:	Self-managed
Note Date:	February 14, 2013			4th Most Recent Occupancy (As of)(2):	NAV (12/31/2008)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(2):	NAV (12/31/2009)
Maturity Date:	March 1, 2023			2nd Most Recent Occupancy (As of):	65.3% (12/31/2010)
IO Period:	24 months			Most Recent Occupancy (As of):	79.2% (12/31/2011)
Loan Term (Original):	120 months			Current Occupancy (As of):	80.6% (11/30/2012)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			5th Most Recent NOI (As of)(2):	NAV (12/31/2008)
Call Protection:	L(24),D(92),O(4)			4th Most Recent NOI (As of)(2):	NAV (12/31/2009)
Lockbox Type:	Hard/Springing Cash Management			3rd Most Recent NOI (As of):	$10,310,322 (12/31/2010)
Additional Debt:	None			2nd Most Recent NOI (As of):	$18,153,643 (12/31/2011)
Additional Debt Type:	NAP			Most Recent NOI (As of):	$19,973,220 (TTM 11/30/2012)

				U/W Revenues:	$36,480,442
				U/W Expenses:	$20,329,500
				U/W NOI:	$16,150,942
				U/W NCF:	$14,691,725
				U/W NOI DSCR:	2.13x
				U/W NCF DSCR:	1.94x
Escrows and Reserves(1):				U/W NOI Debt Yield:	12.9%
				U/W NCF Debt Yield:	11.8%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$210,000,000
Taxes	$570,860	$114,172	NAP	As-Is Appraisal Valuation Date:	December 21, 2012
Insurance	$307,592	$141,262	NAP	Cut-off Date LTV Ratio:	59.5%
FF&E	$0	Springing	$4,236,378	LTV Ratio at Maturity or ARD:	50.8%

(1)	See “Escrows” section.
(2)	Historical occupancy and financial data are not available for 2008 and 2009 as the Grand Beach Hotel property was constructed in 2009.

The Mortgage Loan.  The mortgage loan (the “Grand Beach Hotel Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a full service hotel located in Miami Beach, Florida (the “Grand Beach Hotel Property”).  The Grand Beach Hotel Mortgage Loan was originated on February 14, 2013 by The Royal Bank of Scotland. The Grand Beach Hotel Mortgage Loan had an original principal balance of $125,000,000, has an outstanding principal balance as of the Cut-off Date of $125,000,000 and accrues interest at an interest rate of 4.467% per annum.  The Grand Beach Hotel Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 24 months following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule.  The Grand Beach Hotel Mortgage Loan matures on March 1, 2023.

Following the lockout period, the borrower has the right to defease the Grand Beach Hotel Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date.  In addition, the Grand Beach Hotel Mortgage Loan is prepayable without penalty on or after December 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GRAND BEACH HOTEL

Sources and Uses

Sources			Uses
Original loan amount	$125,000,000	100.0%	Loan payoff	$48,594,936	38.9%
			Reserves	878,452	0.7
			Closing costs Return of equity	2,844,349 72,682,263	2.3 58.1
Total Sources	$125,000,000	100.0%	Total Uses	$125,000,000	100.0%

The Property.  The Grand Beach Hotel Property is a 424-room, 20-story, full service hotel located in Miami Beach, Florida.  The Grand Beach Hotel Property was built in 2009 and currently no renovation of further development of the Grand Beach Hotel Property is contemplated. Amenities at the Grand Beach Hotel Property include a business center, 1,740 square feet of meeting space, three outdoor swimming pools and four outdoor whirlpools, a restaurant that serves breakfast, lunch and dinner, a café, a full bar, an exercise room and a gift shop. The Grand Beach Hotel Property offers 312 king guestrooms, 15 queen guestrooms, 48 double guestrooms, 16 one-bedroom suites, 24 two-bedroom suites, eight penthouse suites and one ambassador suite. The standard guestroom offers a studio-suite-style configuration ranging from 410 to 440 square feet, while one- and two-bedroom suites range from 660 to 880 square feet.  Most guest rooms feature two full-bathrooms.  Each guestroom features a 42-inch flat screen TV, refrigerator, high-speed internet access and work desk.  Most guestrooms also feature a private balcony with a view of the Atlantic Ocean, City of Miami Beach or Intercoastal Waterway.  The Grand Beach Hotel Property has 557 parking spaces located on levels two through six.

Operating History and Underwritten Net Cash Flow.  The following table represents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Grand Beach Hotel Property:

Cash Flow Analysis

	2010	2011	TTM 11/30/2012	U/W	U/W $ per Room
Occupancy	65.3%	79.2%	80.6%	77.5%
ADR	$180.28	$223.41	$243.11	$243.11
RevPAR	$117.72	$176.94	$195.95	$188.41

Total Revenue	$20,766,982	$34,969,757	$38,225,769	$36,480,442	$86,039
Total Department Expenses	4,652,720	9,382,535	10,061,835	9,603,108	22,649
Gross Operating Profit	$16,114,262	$25,587,222	$28,163,934	$26,877,334	$63,390

Total Undistributed Expenses	4,221,098	5,777,665	6,259,975	7,661,183	18,069
Profit Before Fixed Charges	$11,893,164	$19,809,557	$21,903,959	$19,216,151	$45,321

Total Fixed Charges	1,582,842	1,655,914	1,930,739	3,065,209	7,229

Net Operating Income	$10,310,322	$18,153,643	$19,973,220	$16,150,942	$38,092
FF&E	0	0	0	1,459,218	3,442
Net Cash Flow	$10,310,322	$18,153,643	$19,973,220	$14,691,725	$34,650

NOI DSCR	1.36x	2.40x	2.64x	2.13x
NCF DSCR	1.36x	2.40x	2.64x	1.94x
NOI DY	8.2%	14.5%	16.0%	12.9%
NCF DY	8.2%	14.5%	16.0%	11.8%

Appraisal.  As of the appraisal valuation date of December 21, 2012, the Grand Beach Hotel Property had an “as-is” appraised value of $210,000,000.

Environmental Matters.  According to the Phase I environmental site assessment dated January 9, 2013, there was no evidence of any recognized environmental conditions at the Grand Beach Hotel Property.

Market Overview and Competition.  The Grand Beach Hotel Property is located in Miami Beach, Florida approximately 1.7 miles from Interstate 195.  The Grand Beach Hotel Property is located approximately 11 miles east of the Miami International Airport.  The Miami International Airport serves more than 700,000 domestic and international passengers per week and is currently in the final stages of a $6.2 billion renovation.  The Grand Beach Hotel Property benefits from its location approximately 3.6 miles north of South Beach’s Art Deco District, which is a popular tourist destination in Miami Beach.  South Beach is characterized by historic hotels, restaurants and nightclubs and is home to the Miami Beach Convention Center.  The Miami Beach Convention Center is 1.0 million square feet of meeting, exhibit and pre-function space and underwent a $35.0 million telecommunications infrastructure renovation between 2003 and 2008. The location of the Grand Beach Hotel Property also benefits from numerous demand generators including the Miami Seaquarium, the Vizcaya Museum and Gardens and the Everglades.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GRAND BEACH HOTEL

The following table presents certain information relating to the Grand Beach Hotel Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Grand Beach Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2012 TTM	77.0%	$261.77	$201.69	81.5%	$244.99	$199.70	105.8%	93.6%	99.0%
10/31/2011 TTM	76.5%	$238.45	$182.48	81.1%	$218.69	$177.35	106.0%	91.7%	97.2%
10/31/2010 TTM	66.8%	$231.77	$154.82	64.6%	$177.77	$114.90	96.8%	76.7%	74.2%

(1)
Information obtained from a third party hospitality report dated November 19, 2012.  According to such third party hospitality report, the competitive set includes the following hotels: Fountainebleau Miami Beach, Renaissance Eden Roc Miami Beach, Courtyard Miami Beach Oceanfront, The Palms Hotel & Spa, Four Points Miami Beach, Lowes Miami Beach Hotel, The James Royal Palm, The Perry South Beach and Mondrian South Beach.

The Borrower.  The borrower is MB Florida Limited, LLC, a Delaware limited liability company and a single purpose entity.  The borrower’s sole managing member is MB Management Florida, LLC, a Delaware limited liability company and a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Grand Beach Hotel Mortgage Loan.  EOI US Property Inc. is the guarantor of certain nonrecourse carveouts under the Grand Beach Hotel Mortgage Loan.

The Sponsor.  The loan sponsor is The Murray Group, which was founded by Jacques Gaston Murray. The principals of the Murray Group have reported net worth in excess of $500.0 million.  Mr. Murray’s portfolio consists of five hotels.  Mr. Murray also previously owned the adjacent Doral Hotel in Miami Beach.  Mr. Murray has over 60 years of business experience and is the chairman of London Security Plc., a UK firm specializing in providing fire protection, and Andrews Sykes Group Plc, a UK firm specializing in portable air conditioning and cooling products.

Escrows.  The loan documents provide for an upfront escrow at closing in the amount of $570,860 for real estate taxes and $307,592 for insurance premiums.  The loan documents also provide for ongoing escrows in the amount of $114,172 for real estate taxes and $141,262 for insurance premiums.  After the payment date that occurs in April 2015, the borrower is required to deposit an amount equal to one-twelfth of 4.0% of the annual operating income received over the prior 12-month period for FF&E expenditures, which amount is capped at $4,236,378.

Lockbox and Cash Management.  The Grand Beach Hotel Mortgage Loan requires a lender-controlled lockbox account, which is already in place, into which the borrower will cause all credit card receipts to be deposited directly into such lockbox. Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis.  During a Cash Management Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account each business day.

A “Cash Management Period” will exist upon: (i) the occurrence and continuance of an event of default; (ii) the debt service coverage falling below 1.35x at the end of any calendar quarter; or (iii) if the property manager (if any) is an affiliate of the borrower, the occurrence of a property manager insolvency proceeding.  A Cash Management Period will expire upon: (i) with respect to the matters described in clause (i) above, the cure of such event of default; (ii) with respect to the matters described in clause (ii) above, the debt service coverage ratio being at least 1.35x for two consecutive calendar quarters; or (iii) with respect to the matters described in (iii) above, if the applicable insolvency proceeding regarding the property manager has terminated or such property manager is replaced by a replacement property manager acceptable to the lender, Fitch, KBRA and S&P.

Property Management.  The Grand Beach Hotel Property is self-managed.  There is no formal management agreement in place.

Assumption.  The borrower has a one-time right to transfer the Grand Beach Hotel Property and cause an assumption of the Grand Beach Hotel Mortgage Loan, provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing; (ii) the lender reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and S&P that such assumption will not result in a downgrade, withdrawal or qualification of the then current ratings assigned to the Series 2013-C12 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Other Additional Financing.  Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GRAND BEACH HOTEL

Ground Lease.  A portion of the Grand Beach Hotel Property that is collateral for the Grand Beach Hotel Mortgage Loan is leased by the borrower pursuant to a submerged lands lease with the State of Florida.  The premises demised under such submerged lands lease are located across Collins Avenue from the Grand Beach Hotel Property and are used as a boat docking facility and helipad.  The submerged lands lease is ancillary to the primary collateral.  No value was attributed to this parcel in the appraisal of the Grand Beach Hotel Property.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Grand Beach Hotel Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 - RHP Portfolio II

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Property Type:	Manufactured Housing Community
Original Principal Balance:	$116,137,000			Specific Property Type:	Manufactured Housing Community
Cut-off Date Principal Balance:	$116,137,000			Location:	Various – See Table
% of Initial Pool Balance:	9.4%			Size:	2,967 pads
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Pad:	$39,143
Borrower Name(1):	Various			Year Built/Renovated:	Various – See Table
Sponsors:	RHP Properties Inc.; Northstar Realty Finance Corporation			Title Vesting:	Fee
Mortgage Rate:	4.387%			Property Manager:	Newbury Management Company
Note Date:	December 6, 2012			3rd Most Recent Occupancy (As of):	81.5% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	81.8% (12/31/2010)
Maturity Date:	January 1, 2023			Most Recent Occupancy (As of):	83.6% (12/31/2011)
IO Period:	24 months			Current Occupancy (As of):	87.1% (11/14/2012)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$9,307,912 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$9,539,197 (12/31/2011)
Call Protection:	L(26),GRTR 1% or YM(89),O(5)			Most Recent NOI (As of):	$10,171,398 (TTM 10/31/2012)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	Yes			U/W Revenues:	$15,184,892
Additional Debt Type:	Future Mezzanine			U/W Expenses:	$4,917,458
				U/W NOI:	$10,267,434
				U/W NCF:	$10,090,393
				U/W NOI DSCR :	1.47x
Escrows and Reserves(2):				U/W NCF DSCR:	1.45x
				U/W NOI Debt Yield:	8.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.7%
Taxes	$228,972	$39,673	NAP	As-Is Appraised Value:	$158,910,000
Insurance	$87,687	$21,922	NAP	As-Is Appraisal Valuation Date(3):	Various
Replacement Reserves	$2,319,846	Springing	$500,000	Cut-off Date LTV Ratio:	73.1%
Deferred Maintenance	$130,154	$0	NAP	LTV Ratio at Maturity or ARD:	62.2%

(1)	The borrower is comprised of 18 separate limited liability companies.
(2)	See “Escrows” section.
(3)	The As-Is Appraisal Valuation Dates range from September 16, 2012 to October 16, 2012.

The Mortgage Loan.  The mortgage loan (the “RHP Portfolio II Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering 18 manufactured housing communities totaling 2,967 pads located in four states (the “RHP Portfolio II Properties”).  The RHP Portfolio II Mortgage Loan was originated on December 6, 2012 by The Royal Bank of Scotland.  The RHP Portfolio II Mortgage Loan had an original principal balance of $116,137,000, has an outstanding principal balance as of the Cut-off Date of $116,137,000 and accrues interest at an interest rate of 4.387% per annum.  The RHP Portfolio II Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 24 months following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule.  The RHP Portfolio II Mortgage Loan matures on January 1, 2023.

Following the lockout period (except in the case of the Early Release Properties (as defined below)), the borrower has the right to prepay the RHP Portfolio II Mortgage Loan either in whole or in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the RHP Portfolio II Mortgage Loan is prepayable without penalty on or after September 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RHP PORTFOLIO II

Sources and Uses

Sources			Uses
Original loan amount	$116,137,000	76.1%	Purchase price	$148,690,000	97.4%
Equity	36,551,444	23.9	Reserves	2,766,659	1.8%
			Closing costs	1,231,785	0.8%
Total Sources	$152,688,444	100.0%	Total Uses	$152,688,444	100.0%

The Properties. The RHP Portfolio II Mortgage Loan is secured by the fee interest in 18 manufactured housing communities totaling 2,967 pads and located in Colorado, Wyoming, Illinois and Arkansas.  The RHP Portfolio II Properties were acquired by the sponsors as a part of a 36 property portfolio in December of 2012.  The other 18 properties in the portfolio (“RHP Portfolio I Properties”) are not collateral for the RHP Portfolio II Mortgage Loan and were securitized in the WFRBS 2013-C11 transaction.  The RHP Portfolio II Properties’ amenities include playgrounds, basketball courts, RV storage, swimming pools and clubhouses. The RHP Portfolio II Properties were developed between 1951 and 1988 and have an average age of 42 years.  Public utilities are provided in all but three of the RHP Portfolio II Properties. Of these three properties, two properties are served by private well water (Wikiup and Inspiration Valley) and one (Oak Grove) is served by a private sewer service.

The following table presents certain information relating to the RHP Portfolio II Properties:

Property Name – Location	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Total Occupancy	Year Built/ Renovated	Pads	Appraised Value
Wikiup – Henderson, CO	$21,997,500	18.9%	97.9%	1967/NAP	339	$30,100,000
Thornton – Thornton, CO	$11,560,500	10.0%	92.8%	1969/NAP	208	$15,700,000
Stoneybrook – Greeley, CO	$9,684,500	8.3%	64.8%	1987/NAP	429	$14,300,000
Villa West – Greeley, CO	$8,689,000	7.5%	78.5%	1972/NAP	331	$12,500,000
Mallard Lake – Pontoon Beach, IL	$8,686,000	7.5%	89.2%	1987/NAP	278	$10,840,000
Inspiration Valley – Arvada, CO	$8,502,000	7.3%	90.6%	1959/NAP	139	$11,600,000
Big Country – Cheyenne, WY	$6,574,500	5.7%	82.9%	1960/NAP	246	$9,420,000
Mobile Gardens – Denver, CO	$6,242,500	5.4%	97.0%	1955/NAP	100	$8,630,000
Grand Meadow – Longmont, CO	$5,239,500	4.5%	97.1%	1965/NAP	104	$6,850,000
Pleasant Grove – Fort Collins, CO	$4,827,000	4.2%	98.2%	1969/NAP	112	$6,870,000
Hidden Hills – Casper, WY	$4,824,000	4.2%	100.0%	1971/NAP	128	$6,230,000
Breazeale – Laramie, WY	$4,565,500	3.9%	97.5%	1960/NAP	118	$6,100,000
Green Valley Village – Casper, WY	$3,876,000	3.3%	98.1%	1980/NAP	105	$5,200,000
Park Plaza – Gillette, WY	$3,564,000	3.1%	97.5%	1988/NAP	79	$4,790,000
Commerce Heights – Commerce City, CO	$2,796,000	2.4%	90.4%	1951/NAP	52	$3,600,000
Englewood – Cheyenne, WY	$2,294,500	2.0%	100.0%	1984/NAP	61	$3,070,000
Oak Grove – Godfrey, IL	$1,307,000	1.1%	74.0%	1952/NAP	73	$1,710,000
Oak Glen – Fayetteville, AR	$907,000	0.8%	76.9%	1967/NAP	65	$1,400,000
Total/Weighted Average	$116,137,000	100.0%	87.1%		2,967	$158,910,000

The following table presents historical occupancy percentages at the RHP Portfolio II Properties:

Historical Occupancy(1)

12/31/2009	12/31/2010	12/31/2011	11/14/2012
82%	82%	84%	87%

(1) Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RHP PORTFOLIO II

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the RHP Portfolio II Properties:

Cash Flow Analysis

	2010	2011	TTM 10/31/2012	U/W	U/W $ per Pad
Base Rent	$12,037,674	$12,499,556	$13,241,891	$13,554,777	$4,569
Grossed Up Vacant Space	0	0	0	1,922,977	648
Total Reimbursables	0	0	0	0	0
Other Income	1,651,210	1,755,496	1,957,231	1,921,053	647
Less Vacancy & Credit Loss	(218,916)	(207,571)	(289,971)	(2,213,914)(1)	(746)
Effective Gross Income	$13,469,968	$14,047,481	$14,909,151	$15,184,892	$5,118

Total Operating Expenses	$4,162,056	$4,508,284	$4,737,753	$4,917,458	$1,657

Net Operating Income	$9,307,912	$9,539,197	$10,171,398	$10,267,434	$3,461
TI/LC	0	0	0	0	0
Capital Expenditures	0	0	0	177,041	60
Net Cash Flow	$9,307,912	$9,539,197	$10,171,398	$10,090,393	$3,401

NOI DSCR	1.34x	1.37x	1.46x	1.47x
NCF DSCR	1.34x	1.37x	1.46x	1.45x
NOI DY	8.0%	8.2%	8.8%	8.8%
NCF DY	8.0%	8.2%	8.8%	8.7%

(1) The underwritten economic vacancy is 18.4%. The RHP Portfolio II Properties were 87.1% physically occupied as of November 14, 2012.

Appraisal.  As of the appraisal valuation dates ranging from September 16, 2012 to October 16, 2012, the RHP Portfolio II Properties had an aggregate “as-is” appraised value of $158,910,000.

Environmental Matters.  According to the Phase I environmental site assessments dated from October 8, 2012 to October 10, 2012, there was no evidence of any recognized environmental conditions at the RHP Portfolio II Properties.

The Borrower.  The borrower is comprised of 18 separate limited liability companies (collectively referred to herein as the borrower), each of which is a single purpose entity and has two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the RHP Portfolio II Mortgage Loan.  Ross Partrich, the principal of the borrower, is the guarantor of certain nonrecourse carveouts under the RHP Portfolio II Mortgage Loan.

The Sponsors.  The sponsors are RHP Properties Inc. (“RHP”) and Northstar Realty Finance Corporation (“Northstar”).  Northstar is a publicly traded REIT (NYSE: NRF) and has approximately $7.0 billion of commercial real estate assets under management as of December 31, 2011.  RHP is the nation’s second largest private owner and operator of manufactured housing communities.  RHP currently owns and manages a total of 120 communities with over 28,000 housing units located in 21 states, with a combined value of approximately $1.0 billion.  Northstar owns 85.0% of the borrower while affiliates of RHP own the remaining 15.0%.  Northstar is the managing member of the borrower and Newbury Management Company (owned by Ross Partrich of RHP) is the asset and property manager of the RHP Portfolio II Properties.

Escrows.  The loan documents provide for upfront escrows in the amount of $228,972 for real estate taxes, $87,687 for insurance premiums and $130,154 for deferred maintenance.  In addition, $2,319,846 was escrowed at loan closing in a lender-controlled account to fund for maintenance, repairs and/or capital expenditures at the RHP Portfolio II Properties.

The loan documents provide for ongoing monthly escrows in the amount of $39,673 for real estate taxes and $21,922 for insurance premiums.  Additionally, the loan documents provide for a $12,363 monthly replacement reserve escrow beginning on February 1, 2016.  The replacement reserve escrow will be capped at $500,000, exclusive of the initial deposit of $2,319,846.

Lockbox and Cash Management.  The RHP Portfolio II Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and the property manager must deposit all revenues into such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt.  Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account.  During a Cash Management Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account.

A “Cash Management Period” will commence (i) upon the occurrence and continuance of an event of default or (ii) if the debt service coverage ratio (or at any time when an approved mezzanine loan is outstanding, the Aggregate DSCR (as defined below)) is less than 1.05x. A Cash Management Period will end, with respect to matters in clause (i) above, if the event of default has been cured, or, with respect to matters in clause (ii) above, if the debt service coverage ratio (or at any time when an approved mezzanine loan is outstanding, the Aggregate DSCR) is at least 1.05x for two consecutive calendar quarters.

The “Aggregate DSCR” is the aggregate debt service coverage ratio based on the amortizing debt service under the RHP Portfolio II Mortgage Loan and any approved mezzanine loan that is outstanding.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RHP PORTFOLIO II

Property Management.  The RHP Portfolio II Properties are currently managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer all of the RHP Portfolio II Properties, subject to conditions in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing and (ii) the lender has received rating agency confirmation from Fitch, KBRA and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C12 Certificates.

Partial Release.  Following the second anniversary of the closing date of the Series 2013-C12 Certificates (except in the case of Early Release Properties (as defined below)) and in connection with a bona fide third party sale of an individual RHP Portfolio II property or a sale to an affiliate of RHP Properties, Inc. (but not to an affiliate of Northstar or the borrower), the borrower may obtain the release of an individual property from the lien of the RHP Portfolio II Mortgage Loan in connection with a partial release upon the satisfaction of certain conditions including without limitation: (i) payment by the borrower of an amount equal to 120% of the then current allocated loan amount for the individual property to be released, together with applicable yield maintenance premium (or 110% of the allocated loan amount for Early Release Properties); (ii) satisfaction of all applicable REMIC requirements; and (iii) after giving effect to such release, the debt service coverage ratio of the remaining RHP Portfolio II Properties is not less than the greater of (x) the debt service coverage ratio (or Aggregate DSCR if an approved mezzanine loan is outstanding) immediately prior to such release and (y) 1.15x.  The debt service coverage ratio will be based upon the underwritten net cash flow of the remaining RHP Portfolio II Properties and the actual debt service constant of the loan at closing.

The “Early Release Properties” can be released at any time and include the Commerce Heights property, the Oak Grove property and the Oak Glen property.

Real Estate Substitution.  At any time before December 6, 2021, the borrower may obtain a release of any individual RHP Portfolio II property from the lien of the mortgage in connection with a substitution of a different property subject to the lender’s consent and the satisfaction of certain conditions, including without limitation: (i) no event of default exists at the time of substitution; (ii) the aggregate allocated loan amount of the properties released during the loan term will not exceed 25% of the original principal balance of the RHP Portfolio II Mortgage Loan; (iii) the fair market value of the new property will not be less than the fair market value of the substituted property both at closing and as of the date of substitution; (iv) the net operating income of the new property is not less than the net operating income of the substituted property both at closing and as of the date of substitution; (v) the lender receives written confirmation from Fitch, KBRA and S&P that such substitution will not result in a qualification, downgrade or withdrawal of the then current ratings assigned to the WFRBS 2013-C12 Certificates; (vi) all REMIC requirements are satisfied; (vii) the number of properties remaining under the RHP Portfolio II Mortgage Loan after giving effect to the substitution must not be less than prior to the substitution; (viii) the substitute properties must not be any of the RHP Portfolio I Properties; and (ix) the geographic diversity of the RHP Portfolio II Properties must not be diminished, in the lender’s discretion, as the result of a substitution.

Subordinate and Mezzanine Indebtedness.  Northstar, which indirectly owns 85.0% of the membership interests in the borrower, was granted a preferred equity interest in a parent of the borrower, RHP Western Portfolio Group, LLC. See “Description of the Mortgage Pool – Additional Indebtedness – Additional Financing and Preferred Equity” in the Free Writing Prospectus. Northstar has the ability to convert a portion of its preferred equity in the borrower into a mezzanine loan during the term of the RHP Portfolio II Mortgage Loan subject to certain conditions, including without limitation: (i) the mezzanine debt must be subordinate to the RHP Portfolio II Mortgage Loan and will be secured by the equity interests in the borrower that owns the RHP Portfolio II Properties; (ii) the mezzanine loan must not exceed $31,600,000; (iii) the Aggregate LTV (as defined below) must be no greater than 85.0%; and (iv) the Aggregate DSCR must be no less than 1.15x.  Additionally, at Northstar’s option, the mezzanine loan may be alternatively structured as a larger mezzanine loan that is secured by both the equity in the borrower of the RHP Portfolio II Mortgage Loan and the equity interest in the borrower of the mortgage loan secured by the RHP Portfolio I Properties.

The “Aggregate LTV” is the aggregate loan-to-value ratio based on the outstanding balance of the RHP Portfolio II Mortgage Loan and any approved mezzanine loan that is outstanding.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the RHP Portfolio II Properties. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 - One South Wacker Drive

Loan Information		Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR	Property Type:	Office
Original Principal Balance(1):	$95,000,000	Specific Property Type:	CBD
Cut-off Date Principal Balance(1):	$95,000,000	Location:	Chicago, IL
% of Initial Pool Balance:	7.7%	Size:	1,193,448 SF
Loan Purpose:	Acquisition	Cut-off Date Principal Balance Per Unit/SF(1):	$138.25
Borrower Name:	1 South Wacker Financial Associates, LLC	Year Built/Renovated:	1982/2000
Sponsors(2):	Various	Title Vesting:	Fee
Mortgage Rate:	3.750%	Property Manager:	Self-managed
Note Date:	December 6, 2012	3rd Most Recent Occupancy (As of):	80.6% (12/31/2009)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	82.8% (12/31/2010)
Maturity Date:	January 1, 2018	Most Recent Occupancy (As of):	78.3% (12/31/2011)
IO Period:	60 months	Current Occupancy (As of)(4):	82.0% (9/17/2012)
Loan Term (Original):	60 months
Seasoning:	2 months	Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon	3rd Most Recent NOI (As of):	$16,774,382 (12/31/2010)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$9,471,224 (12/31/2011)
Call Protection:	L(26),D(30),O(4)	Most Recent NOI (As of)(5):	$10,640,920 (TTM 8/31/2012)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu	U/W Revenues:	$29,760,653
		U/W Expenses:	$13,298,741
Escrows and Reserves(3):		U/W NOI(5):	$16,461,911
		U/W NCF:	$15,050,276
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	2.62x
Taxes	$4,492,124	$226,941	NAP	U/W NCF DSCR(1):	2.40x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield(1):	10.0%
Replacement Reserves	$0	$19,891	NAP	U/W NCF Debt Yield(1):	9.1%
Initial Capital Improvements Reserve	$5,000,000	$0	NAP	As-Is Appraised Value:	$226,000,000
TI/LC	$10,000,000	Springing	$5,000,000	As-Is Appraisal Valuation Date:	October 25, 2012
Rent Concession Reserve	$2,188,982	$0	NAP	Cut-off Date LTV Ratio(1):	73.0%
Tenant Specific TI/LC Reserve	$2,952,312	$0	NAP	LTV Ratio at Maturity or ARD(1):	73.0%

(1)
The One South Wacker Drive Loan Combination, totalling $165,000,000, is comprised of two pari passu notes (Notes A-1 and A-2).  Note A-2 had an original balance of $95,000,000, has an outstanding principal balance as of the Cut-off Date of $95,000,000 and will be contributed to the WFRBS 2013-C12 Trust.  Note A-1 had an original balance of $70,000,000 and was contributed to the WFRBS 2013-C11 Trust.  All presented statistical information related to balances per square foot, loan-to-value ratio, debt service coverage ratio, and debt yields are based on the One South Wacker Drive Loan Combination.

(2)
The sponsors are HGGP Capital, LLC; HGGP Capital II, LLC; HGGP Capital III, LLC; HGGP Capital IV, LLC; HGGP Capital V, LLC; HGGP Capital VI, LLC; HGGP Capital VII, LLC and HGGP Capital VIII, LLC, each of which are subsidiaries of Harbor Group International LLC.

(3)	See “Escrows” section.
(4)
Current Occupancy includes Century Business Services (59,774 square feet or 5.0% of net rentable area), which has given notice that they will not renew their lease upon expiration on May 31, 2013. Occupancy excluding Century Business Services is 77.0%.

(5)	See “Cash Flow Analysis” section for detail on the increase from Most Recent NOI to U/W NOI.

The Mortgage Loan.  The mortgage loan (the “One South Wacker Drive Loan Combination”) is evidenced by two pari passu promissory notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a 40-story office building located in the central business district of Chicago, Illinois (the “One South Wacker Drive Property”).  The One South Wacker Drive Loan Combination was originated on December 6, 2012 by Wells Fargo Bank, National Association.  The One South Wacker Drive Loan Combination had an original balance of $165,000,000, has an outstanding principal balance as of the Cut-off Date of $165,000,000 and accrues interest at an interest rate of 3.750% per annum.  The One South Wacker Drive Loan Combination had an initial term of 60 months, has a remaining term of 58 months as of the Cut-off Date and requires interest-only payments through the term of the One South Wacker Drive Loan Combination.  The One South Wacker Drive Loan Combination matures on January 1, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE SOUTH WACKER DRIVE

Note A-2, which represents the controlling interest in the One South Wacker Drive Loan Combination and will be contributed to the WFRBS 2013-C12 Trust, had an original principal balance of $95,000,000 and has an outstanding principal balance as of the Cut-off Date of $95,000,000 (the “One South Wacker Drive Mortgage Loan”).  Note A-1 had an original principal balance of $70,000,000 and was contributed to the WFRBS 2013-C11 Trust (the “One South Wacker Drive Companion Loan”).  See “Description of the Mortgage Pool – Additional Indebtedness – The One South Wacker Drive Loan Combination” and “The Pooling and Servicing Agreement – Servicing of the Loan Combinations” in the Free Writing Prospectus.

Following the lockout period, the borrower has the right to defease the One South Wacker Drive Loan Combination in whole, but not in part, on any due date before the scheduled maturity date.  In addition, the One South Wacker Drive Loan Combination is prepayable without penalty on or after October 1, 2017.

Sources and Uses

Sources			Uses
Original loan combination amount	$165,000,000	65.8%	Purchase price	$221,000,000	88.1%
Sponsor’s new cash contribution	85,863,324	34.2	Reserves	24,633,418	9.8
			Closing costs	5,229,906	2.1
Total Sources	$250,863,324	100.0%	Total Uses	$250,863,324	100.0%

The Property.  The One South Wacker Drive Property is a 40-story, class B+ office building containing approximately 1,193,448 square feet located in the central business district of Chicago, Illinois.  Built in 1982 and designed by the architect Helmut Jahn, the One South Wacker Drive Property is situated on a 1.1-acre parcel and includes a 129-space subterranean parking structure.  The One South Wacker Drive Property contains 25,179 square feet of retail space, including Lloyd’s, a West Loop restaurant. The One South Wacker Drive Property serves as the headquarters for RSM McGladrey, the fifth largest United States provider of assurance, tax and consulting services. Tenancy also includes a variety of professional services firms and investment-grade rated tenants that make up approximately 21.2% of the net rentable area. In 2012, the borrower began a capital improvement program that will create a new atrium and winter garden, renovate the lobby (including the addition of a building concierge station), and update the elevators, common corridors and restrooms.  As of September 17, 2012, the One South Wacker Drive Property was 82.0% leased to 45 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE SOUTH WACKER DRIVE

The following table presents certain information relating to the tenancies at the One South Wacker Drive Property:

Major Tenants

Tenant Name	Credit Rating(Fitch/Moody’s/ S&P)(1)	Tenant NRSF		% of NRSF	Annual U/W Base Rent PSF(2)		Annual U/W Base Rent(2)		% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
RSM McGladrey	NR/NR/NR	132,627		11.1%	$16.46		$2,182,466		11.7%	5/31/2021
Fannie Mae	AAA/Aaa/AA+(3)	70,207		5.9%	$19.04	(4)	$1,337,062	(4)	7.2%	2/28/2019	(5)
Century Business Services	NR/NR/NR	59,774	(6)	5.0%	$21.67		$1,295,303	(6)	6.9%	5/31/2013	(7)
CRA International	NR/NR/NR	41,642		3.5%	$26.49		$1,103,096		5.9%	7/31/2018
Aetna	A/Baa1/A-	54,348		4.6%	$17.62	(8)	$957,612	(8)	5.1%	3/31/2015
Pretzel & Stouffer Chartered	NR/NR/NR	52,501		4.4%	$17.57		$922,366		4.9%	4/30/2021	(9)
Dow Jones & Company	BBB+/NR/BBB+	31,523		2.6%	$23.68	(10)	$746,538	(10)	4.0%	4/30/2016
Total Major Tenants		442,622		37.1%	$19.30		$8,544,443		45.7%

Non-Major Tenants		535,761		44.9%	$18.92		$10,136,685		54.3%

Occupied Collateral Total		978,383		82.0%	$19.09		$18,681,127		100.0%

Vacant Space		215,065		18.0%

Collateral Total		1,193,448		100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through April 2013 and the average rent over the lesser of the lease term or loan term for investment grade rated tenants, unless otherwise noted below.

(3)
Ratings are those of the United States whether or not the lease obligations are backed by the full faith and credit of the United States. Fannie Mae was placed into conservatorship of the Federal Housing Finance Agency (“FHFA”) on September 7, 2008, after the global financial crisis. The FHFA will act as the conservator until the agency has been stabilized.

(4)
The Annual U/W Base Rent was derived by averaging the annual rent including contractual rental increases through the loan term and assuming the termination option described below is not exercised.  The current in-place rent is $17.73 per square foot, resulting in $1,244,770 of annual base rent.

(5)	On or after March 1, 2014, Fannie Mae has a one-time right to terminate their lease with 12 months notice and payment of a fee equal to their unamortized leasing costs plus three months base rent.
(6)
Major, Lindsey & Africa (11,389 square feet), Weinstein (4,542 square feet) and SKTYII (8,788 square feet) are current sublessees of Century Business Services.  Major, Lindsey & Africa and Weinstein (the “Subtenants”) have executed direct leases that will commence June 1, 2013 upon the lease expiration of Century Business Services.  The Subtenants have been underwritten based on their direct lease terms and Century Business Services net rentable square footage and applicable Annual U/W Base Rent have been reduced by the Subtenants combined net rentable square feet and Annual U/W Base Rent, respectively.

(7)	Century Business Services has given notice that it will not renew its lease and will vacate at lease expiration.
(8)
The Annual U/W Base Rent was derived by averaging the annual rent including contractual rental increases through the lease term.  The current in-place rent is $17.25 per square foot, resulting in $937,503 of annual base rent.

(9)
On or after May 1, 2016, Pretzel & Stouffer has a one-time right to terminate their lease with 12 months notice and payment of a fee equal to $70.00 per square foot ($3,675,070 based on current square footage). The tenant also has a one-time right to terminate on May 1, 2018 with 12 months notice and payment of a fee equal to $40.00 per square foot ($2,100,040 based on current square footage).

(10)
The Annual U/W Base Rent was derived by averaging the annual rent including contractual rental increases through the lease term.  The current in-place rent is $22.51 per square foot, resulting in $709,499 of annual base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE SOUTH WACKER DRIVE

The following table presents certain information relating to the lease rollover schedule at the One South Wacker Drive Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	6	65,071	5.5%	65,071	5.5%	$1,442,743	$22.17
2014	8	73,019	6.1%	138,090	11.6%	$1,489,907	$20.40
2015	10	101,033	8.5%	239,123	20.0%	$1,900,652	$18.81
2016	10	105,671	8.9%	344,794	28.9%	$2,173,454	$20.57
2017	9	81,897	6.9%	426,691	35.8%	$1,507,508	$18.41
2018	8	84,216	7.1%	510,907	42.8%	$1,940,060	$23.04
Thereafter	26	467,476	39.2%	978,383	82.0%	$8,226,803	$17.60
Vacant	0	215,065	18.0%	1,193,448	100.0%	$0	$0.00
Total/Weighted Average	77	1,193,448	100.0%			$18,681,127	$19.09

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the One South Wacker Drive Property:

Historical Occupancy(1)

12/31/2009	12/31/2010	12/31/2011	9/17/2012
81%	83%	78%	82%

(1) Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One South Wacker Drive Property:

Cash Flow Analysis

	2010	2011	TTM 8/31/2012	U/W(1)	U/W $ per SF
Base Rent	$16,438,455	$16,697,689	$16,045,787	$18,681,127	$15.65
Grossed Up Vacant Space	0	0	0	3,824,105	3.20
Tax Reimbursables(1)	5,723,348	1,087,962	2,776,665	4,809,387	4.03
Other Reimbursables	5,217,786	4,602,642	5,135,471	5,710,138	4.78
Other Income	635,474	390,602	436,378	560,000	0.47
Less Vacancy & Credit Loss	(863,285)	(980,520)	(942,006)	(3,824,105)(2)	(3.20)
Effective Gross Income	$27,151,778	$21,798,374	$23,452,295	$29,760,653	$24.94

Total Operating Expenses(3)	$10,377,396	$12,327,150	$12,811,375	$13,298,741	$11.14

Net Operating Income	$16,774,382	$9,471,224	$10,640,920	$16,461,911	$13.79
TI/LC	0	0	0	1,172,946	0.98
Capital Expenditures	0	0	0	238,690	0.20
Net Cash Flow	$16,774,382	$9,471,224	$10,640,920	$15,050,276	$12.61

NOI DSCR(4)	2.67x	1.51x	1.70x	2.62x
NCF DSCR(4)	2.67x	1.51x	1.70x	2.40x
NOI DY(4)	10.2%	5.7%	6.4%	10.0%
NCF DY(4)	10.2%	5.7%	6.4%	9.1%

(1)
The increase in U/W Effective Gross Income and U/W Net Operating Income from the Net Operating Income for trailing 12 months ending August 31, 2012 and 2011 is primarily attributable to real estate tax reimbursement reconciliation. The decline in Tax Reimbursables from 2010 to 2011 and TTM August 31, 2012 was due to a successful tax expense appeal from the prior owner between 2009 and 2010. This resulted in tenant reimbursement credits totaling approximately $3.0 million. These credits were deducted from the 2011 Tax Reimbursables figure, causing a decrease to 2011 Effective Gross Income and Net Operating Income. Further, the 2010 Tax Reimbursable figure was approximately $1.6 million higher than normal because tenants were billed based on the higher 2009 tax expense. TTM August 31, 2012 Tax Reimbursables were also lower than normal, as the credits were realized in December 2011. Total Reimbursables have been underwritten at a normalized level, reimbursing occupied tenants’ share of underwritten real estate taxes. The remaining increase in Effective Gross Income and Net Operating Income can be attributed to new leasing activity, underwritten rent bumps and free rent periods. All outstanding free rent has been reserved upfront.

(2)
The underwritten economic vacancy is 17.0%. The One South Wacker Drive Property was 82.0% physically occupied as of September 17, 2012. Vacancy does not include Century Business Services (59,774 square feet or 5.0% of net rentable area), which has given notice that they will not renew their lease, which expires May 31, 2013.

(3)
2009 real estate tax expense (not shown above) was $7,525,619; 2010 real estate tax expense was $3,813,274; 2011 real estate tax expense was $5,788,750; TTM August 31, 2012 real estate tax expense was $6,180,485; UW real estate tax expense was $6,000,000.

(4)	DSCRs and debt yields are based on the One South Wacker Drive Loan Combination on an aggregate basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE SOUTH WACKER DRIVE

Appraisal.  As of the appraisal valuation date of October 25, 2012, the One South Wacker Drive Property had an “as-is” appraised value of $226,000,000. The appraisal also presented an “as-stabilized” value of $280,000,000 as of an appraisal valuation date of November 1, 2015.

Environmental Matters.  According to the Phase I environmental site assessment dated November 2, 2012, there was no evidence of any recognized environmental conditions at the One South Wacker Drive Property.

Market Overview and Competition.  According to the appraisal, the One South Wacker Drive Property is located at the southeast corner of the intersection of South Wacker Drive and West Madison Street in the central business district of Chicago, Illinois. The One South Wacker Drive Property is located two blocks northeast of Union Station, Chicago’s primary commuter train terminal and the only intercity rail terminal in Chicago.  Furthermore, Ogilvie Transportation Center, which services three commuter rail (Metra) lines, is located two blocks west of the One South Wacker Drive Property. Metra operates commuter rail service between the Chicago central business district and northeast Illinois. Six of Metra’s 11 routes operate into and out of Union Station with nearly 130,000 passengers passing through the station on an average weekday and more than 42,000 each weekend. The One South Wacker Drive Property is also within walking distance of multiple stops for each of the five Chicago Transit Authority’s Elevated Train Lines. The third phase of “Revive Wacker Drive” reconstruction was recently completed by the City of Chicago at a total cost of approximately $300.0 million. The north-south portion of both Lower and Upper Wacker Drive was completely rebuilt, modernizing and creating safer, nicer and more efficient roadways for all travelers. As of March 2012, the unemployment rate for the Chicago metropolitan statistical area was 8.9%. The 2012 population within a three-mile and five-mile radius of the One South Wacker Drive Property were 334,526 and 794,140, respectively. The average household income within the same three-mile and five-mile radii was $91,189 and $78,406, respectively.

According to the appraisal, the One South Wacker Drive Property is located within the West Loop office submarket, which contains approximately 35.5 million square feet of office space.  The submarket vacancy and market rental rate for the West Loop submarket is approximately 13.0% and $35.43 per square foot on a full service gross basis, respectively, as of the second quarter of 2012.

The following table presents certain information relating to comparable office properties for the One South Wacker Drive Property:

Competitive Set(1)

	One South Wacker Drive (Subject)	101 North Wacker Drive	10, 20 and 30 South Wacker Drive	311 South Wacker Drive	123 North Wacker Drive	191 North Wacker Drive	300 South Wacker Drive
Location	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL
Distance from Subject	--	0.1 miles	0.5 miles	0.6 miles	0.2 miles	0.3 miles	0.6 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1982/2000	1980/NAV	1983 & 1987/NAV	1990/NAV	1986/NAV	2003/NAV	1971/NAV
Number of Stories	40	24	10 & 40	65	30	37	35
Total GLA	1,193,448 SF	599,503 SF	2,351,265 SF	1,276,850 SF	540,621 SF	732,000 SF	512,436 SF
Total Occupancy	82%	94%	89%	92%	77%	94%	87%

(1)	Information obtained from the appraisal dated November 1, 2012.

The Borrower.  The borrower is 1 South Wacker Financial Associates, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One South Wacker Drive Loan Combination. Through various entities, Harbor Group International LLC owns 51.0% of the borrower with the remaining 49.0% owned by Clal Insurance Enterprises Holdings Ltd., an Israeli diversified financial services and insurance company. HGGP Capital, LLC; HGGP Capital II, LLC; HGGP Capital III, LLC; HGGP Capital IV, LLC; HGGP Capital V, LLC; HGGP Capital VI, LLC; HGGP Capital VII, LLC and HGGP Capital VIII, LLC (collectively, the “One South Wacker Drive Mortgage Loan Sponsors”) are the indirect owners of the borrower and guarantors of certain nonrecourse carveouts under the One South Wacker Drive Loan Combination.

The Sponsor.  The One South Wacker Drive Mortgage Loan Sponsors are subsidiaries of Harbor Group International LLC (“Harbor”). Harbor’s holdings include over 90 properties with a total market value of approximately $3.8 billion, which includes approximately 10.5 million square feet of office, retail and hotel space, as well as approximately 24,500 multifamily units. Excluding the One South Wacker Drive Property, Harbor’s Chicago office portfolio totals approximately 1.9 million square feet across three properties: 2 North LaSalle, 300 South Wacker and the Burnham Center. Beginning in 2005, Harbor had various mortgage loan defaults and restructurings, and is currently in loan modification discussions on other mortgage loans. See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE SOUTH WACKER DRIVE

Escrows.  The loan documents provide for an upfront escrow at closing in the amount of $4,492,124 for taxes. There are also upfront escrows in the amount of $2,188,982 for rent concessions for the following tenants: PLS Group ($843,820), HNTB ($818,673), Major Lindsey Africa ($167,014), Big Time Software ($137,429), Weinstein ($120,198), The Hays Group ($62,242) and Rise Interactive ($39,606).  There is an upfront escrow in the amount of $2,952,312 for existing tenant improvements and leasing costs (“TI/LC”) for the following tenants: HNTB ($1,747,069), RSM McGladrey ($657,221), Stout Risius Ross ($247,600), Major Lindsey Africa ($184,929), Weinstein ($79,286), Southwest Securities ($34,920) and Kutak Rock ($1,287). The loan documents also provide for upfront escrows at closing in the amount of $5,000,000 for a capital improvement program and $10,000,000 for future tenant improvement and leasing costs. Should the TI/LC reserve balance fall below $5,000,000, monthly impounds of $99,454 will commence.

The loan documents provide for monthly deposits of $226,941 for real estate taxes and $19,891 for replacement reserves.  The loan documents do not require monthly escrow deposits for insurance provided the following conditions are satisfied:  (i) no event of default exists and is continuing; (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender; and (iii) the borrower provides the lender with evidence of renewal of the policies and paid receipts for the payment of insurance premiums when due.

Lockbox and Cash Management.  The One South Wacker Drive Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the tenants be directed to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the One South Wacker Drive Property be deposited into the lockbox account within one business day of receipt.  Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox are swept into the borrower’s operating account on a daily basis.

Upon the occurrence of a Cash Trap Event Period all excess funds on deposit in the lockbox account will be swept to certain restricted accounts, and if an event of default exists, the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the deposit account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as the lender may determine in its sole discretion.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the NCF debt service coverage ratio (as defined in the loan documents) falling below 1.75x as tested with respect to each calendar quarter. A Cash Trap Event Period will expire upon: (i) in the case of an event of default, the cure of such event of default, or (ii) in the case of the NCF debt service coverage ratio falling below 1.75x, the NCF debt service coverage ratio being at least 1.85x for two consecutive calendar quarters.

Property Management.  The One South Wacker Drive Property is managed by an affiliate of the borrower.

Assumption.  The borrower has a two-time right to transfer the One South Wacker Drive Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C12 Certificates, and similar confirmations with respect to the ratings of any securities backed by the One South Wacker Drive Companion Loan.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the One South Wacker Drive Property.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – Merrill Lynch Office

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$74,250,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$74,250,000			Location:	Hopewell, NJ
% of Initial Pool Balance:	6.0%			Size:	481,854 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit/SF:	$154.09
Borrower Name:	Cole of Hopewell Township NJ, LLC			Year Built/Renovated:	2001/NAP
Sponsor:	Cole Credit Property Trust III, Inc.			Title Vesting:	Fee
Mortgage Rate:	4.229%			Property Manager(2):	Cole Realty Advisors, Inc.
Note Date:	February 14, 2013			3rd Most Recent Occupancy (As of):	100.0% (12/31/2010)
Anticipated Repayment Date:	March 1, 2023			2nd Most Recent Occupancy (As of):	100.0% (12/31/2011)
Maturity Date:	March 1, 2043			Most Recent Occupancy (As of):	100.0% (12/31/2012)
IO Period:	120 months			Current Occupancy (As of):	100.0% (3/1/2013)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, ARD			3rd Most Recent NOI(3):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(3):	NAV
Call Protection:	L(24),GRTR 1% or YM(92),O(4)			Most Recent NOI(3):	NAV
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	Yes
Additional Debt Type:	Future Mezzanine			U/W Revenues:	$9,944,315
				U/W Expenses:	$298,329
				U/W NOI:	$9,645,986
				U/W NCF:	$9,022,297
				U/W NOI DSCR:	3.03x
Escrows and Reserves(1):				U/W NCF DSCR:	2.83x
				U/W NOI Debt Yield:	13.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	12.2%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$136,700,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	November 5, 2012
Replacement Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	54.3%
TI/LC	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	54.3%

(1)	See “Escrows” section.
(2)	See “Property Management” section.
(3)	Historical financial data is not available as the Merrill Lynch Office property was acquired in a sale-leaseback transaction in 2012.

The Mortgage Loan.  The mortgage loan (the “Merrill Lynch Office Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering three buildings (the “Merrill Lynch Office Property”) of a larger 12 building office campus for Merrill Lynch located in Hopewell, New Jersey.  The Merrill Lynch Office Mortgage Loan was originated on February 14, 2013 by The Royal Bank of Scotland.  The Merrill Lynch Office Mortgage Loan had an original principal balance of $74,250,000, has an outstanding principal balance as of the Cut-off Date of $74,250,000 and accrues interest at an interest rate of 4.229% per annum. The Merrill Lynch Office Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest-only through the anticipated repayment date (“ARD”).  The ARD is March 1, 2023 and the final maturity date is March 1, 2043.  In the event the Merrill Lynch Office Mortgage Loan is not paid in full on or before the ARD, the borrower will be required to make payments of principal and interest based on an interest rate of 7.229% per annum.  The ARD automatically triggers a full cash flow sweep whereby all excess cash flow will be used to pay down the principal balance of the Merrill Lynch Office Mortgage Loan.

Following the lockout period, the borrower has the right to prepay the Merrill Lynch Office Mortgage Loan in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid.  In addition, the Merrill Lynch Office Mortgage Loan is prepayable without penalty on or after December 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MERRILL LYNCH OFFICE

Sources and Uses

Sources			Uses
Original loan amount	$74,250,000	54.5%	Purchase price	$135,000,000	99.1%
Sponsor’s new cash contribution	61,978,946	45.5	Closing costs	1,228,946	0.9
Total Sources	$136,228,946	100.0%	Total Uses	$136,228,946	100.0%

The Property.  The Merrill Lynch Office Property is comprised of three class A office buildings within a larger 12-building office campus that serves as the corporate headquarters for Merrill Lynch Wealth Management and is located in Hopewell, New Jersey. The entire campus, which comprises approximately 1.8 million square feet of office space, was built-to-suit in 2001 as the corporate headquarters for Merrill Lynch Wealth Management.  The three buildings serving as collateral for the Merrill Lynch Office Mortgage Loan house the technology, compliance, audit, performance statement, marketing, product development and secure lending teams for Merrill Lynch’s private wealth management group.  The Merrill Lynch Office Property is comprised of LEED-certified buildings and is served by amenities including a cafeteria with a cathedral ceiling, a 440-seat meeting room, a day care facility and tennis courts. The entire campus was purchased from the tenant in a sale-leaseback transaction with Fortress Investment Group LLC (“Fortress”). The sponsor of the Merrill Lynch Office Mortgage Loan, Cole Credit Property Trust III, Inc. (“CCPT III”), simultaneously purchased the Merrill Lynch Office Property from Fortress.

The following table presents certain information relating to the tenant at the Merrill Lynch Office Property:

Major Tenant

Tenant Name	Credit Rating(Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Merrill Lynch, Pierce, Fenner & Smith Inc.	A/Baa2/A-	481,854	100.0%	$22.31	$10,750,611(2)	100.0%	11/30/2024

Collateral Total		481,854	100.0%	$22.31	$10,750,611	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
The Annual U/W Base Rent represents an average of the tenant’s annual rental obligations during the Merrill Lynch Office Mortgage Loan term. The tenant currently pays an annual base rent of $20.00 per square foot ($9,637,080) and the rent increases at the end of each calendar year in an amount equal to $0.50 per square foot.

The following table presents certain information relating to the lease rollover schedule at the Merrill Lynch Office Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	481,854	100.0%	481,854	100.0%	$10,750,611	$22.31
Vacant	0	0	0.0%	481,854	100.0%	$0	$0.00
Total/Weighted Average	1	481,854	100.0%			$10,750,611	$22.31

(1)	Information obtained from the tenant’s lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MERRILL LYNCH OFFICE

The following table presents historical occupancy percentages at the Merrill Lynch Office Property:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	3/1/2013
100%	100%	100%	100%

(1)	The Merrill Lynch Office Property was owner occupied by Merrill Lynch, Pierce, Fenner & Smith Inc. and served as its corporate headquarters since 2001.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the Underwritten Net Cash Flow at the Merrill Lynch Office Property:

Cash Flow Analysis(1)

	U/W	U/W $ per SF
Base Rent	$10,750,611	$22.31
Grossed Up Vacant Space	0	0.00
Total Reimbursables	0	0.00
Other Income	0	0.00
Less Vacancy & Credit Loss	(806,296)(2)	(1.67)
Effective Gross Income	$9,944,315	$20.64

Total Operating Expenses	$298,329(3)	$0.62

Net Operating Income	$9,645,986	$20.02
TI/LC	488,770	1.01
Capital Expenditures	134,919	0.28
Net Cash Flow	$9,022,297	$18.72

NOI DSCR	3.03x
NCF DSCR	2.83x
NOI DY	13.0%
NCF DY	12.2%

(1)	No historical financial information was available as the Merrill Lynch Office Property was acquired in November 2012 in a sale-leaseback transaction.
(2)	The underwritten economic vacancy is 7.5%. The Merrill Lynch Office Property was currently 100.0% physically occupied as of March 1, 2013.
(3)	The only underwritten operating expense is a management fee of 3.0% of Effective Gross Income. All other expenses are paid directly by Merrill Lynch, Pierce, Fenner & Smith Inc.

Appraisal.  As of the appraisal valuation date of November 5, 2012, the Merrill Lynch Office Property had an “as-is” appraised value of $136,700,000.  In addition, the appraiser concluded to a hypothetical “go dark” value of $69,600,000.

Environmental Matters.  According to the Phase I environmental site assessment dated February 6, 2013, there was no evidence of any recognized environmental conditions at the Merrill Lynch Office Property.

Market Overview and Competition.  The Merrill Lynch Office Property is located in Hopewell, New Jersey, in northwest Mercer County, approximately 30 miles northeast of Philadelphia, Pennsylvania and approximately 50 miles southwest of New York City. The Merrill Lynch Office Property is approximately 14 miles southwest of Princeton University and approximately one mile north of the Trenton Mercer Airport.  The Merrill Lynch Office Property has easy access to the south by Interstate 95 and Highway 1 is to the east which provides access to the New Jersey Turnpike and the Garden State Parkway.  According to the appraisal, the estimated 2012 population and average household income within a five-mile radius of the Merrill Lynch Office Property were 101,239 and $98,695, respectively.

According to the appraisal, the Merrill Lynch Office Property is located within the Princeton submarket of the Central New Jersey office market. As of the second quarter of 2012, the Central New Jersey office market vacancy rate and average asking gross lease rate were 21.5% and $23.65 per square foot, respectively. As of the second quarter of 2012, the Princeton office submarket vacancy rate and average annual asking full service gross lease rate were 16.6% and $25.47 per square foot, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MERRILL LYNCH OFFICE

The following table presents certain information relating to comparable office properties for the Merrill Lynch Office Property:

Competitive Set(1)

	Merrill Lynch Office (Subject)	1 University Square Drive	West Windsor Commons	504 Carnegie Center	Siemens Office Park - Building 1	Princeton Corporate Campus	500-600 Princeton South Corporate Center
Location	Hopewell, NJ	West Windsor, NJ	West Windsor, NJ	West Windsor, NJ	Iselin, NJ	Princeton, NJ	Ewing, NJ
Distance from Subject	--	8.0 miles	7.0 miles	7.5 miles	37.3 miles	10.0 miles	1.0 mile
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	2001/NAP	2007/NAP	1999/NAP	1991/2007	2001/NAP	2006/2007	(2)
Number of Stories	2-4	5	5	NAV	NAV	NAV	3
Total GLA	481,854 SF	353,437 SF	303,756 SF	121,990 SF	239,452 SF	167,000 SF	249,988 SF
Total Occupancy(3)	100%	100%	100%	100%	100%	100%	100%

(1)	Information obtained from the appraisal dated November 5, 2012.
(2)	500-600 Princeton South Corporate Center was under construction as of January 29, 2013.
(3)	Information obtained from the appraisal dated November 5, 2012 and third party market research reports.

The Borrower.  The borrower is Cole of Hopewell Township NJ, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Merrill Lynch Office Mortgage Loan. CCPT III, the loan sponsor, is the guarantor of certain nonrecourse carveouts under the Merrill Lynch Office Mortgage Loan.

The Sponsor.  CCPT III is a non-traded public real estate investment trust that acquires and operates a diversified portfolio of commercial real estate investments primarily consisting of retail and other single tenant income producing properties throughout the United States. As of November 30, 2012, CCPT III’s portfolio included 1,975 properties in 47 states totaling 71.3 million square feet with a combined acquisition cost of approximately $11.7 billion.

Escrows.   The loan documents provide for no upfront or ongoing escrows.  Monthly tax escrows are not required so long as (i) no Cash Management Period (as defined below) has occurred or is continuing and (ii) borrower delivers satisfactory evidence that tax payments are being made in a timely manner. Monthly insurance escrows are not required so long as (i) no Cash Management Period has occurred or is continuing and (ii) the insurance required to be maintained by the borrower is in effect under an acceptable blanket insurance policy.  Replacement and TI/LC escrows will spring in the event that a Cash Management Period occurs and will cease to be collected when any such Cash Management Period is cured.

Lockbox and Cash Management.  The Merrill Lynch Office Mortgage Loan requires a lender-controlled lockbox account, which is already in place, into which the tenant is directed to pay its rents directly.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the Merrill Lynch Office Property be deposited into the lockbox account within two business days of receipt.  The funds in the lockbox account shall be released to the borrower’s operating account unless there is a permitted mezzanine loan outstanding or there is a Cash Management Period (as defined below) continuing, in which case the funds are deposited into a lender-controlled cash management account. Prior to the occurrence of a Cash Management Period, all funds on deposit in the lockbox account are swept to the borrower’s operating account.

Upon the occurrence of a Cash Management Period (as defined below) all excess funds on deposit in the lockbox account will be swept to certain restricted accounts and the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the deposit account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as the lender may determine in its sole discretion.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio falling below 2.00x as tested with respect to each fiscal quarter; (iii) the commencement of a Going Dark Period (as defined below); (iv) if manager is an affiliate, a bankruptcy or insolvency proceeding by such manager; (v) the commencement of a bankruptcy or insolvency proceeding by (x) Merrill Lynch, Pierce, Fenner & Smith Inc., (y) its parent (and in connection with a parent bankruptcy the credit rating of the tenant under the Merrill Lynch Lease is BBB or worse) or (z) any other tenant demising the entire Merrill Lynch Office Property or (vi) the Anticipated Repayment Date occurs without repayment in full.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MERRILL LYNCH OFFICE

A Cash Management Period will end with respect to the matters described in clause (i) above, when such event of default has been cured; with respect to the matters described in clause (ii) above, when a debt service coverage ratio of at least 2.00x has been achieved for two consecutive fiscal quarters; with respect to the matters described in clause (iii) above, when such Going Dark Period has ended as described below; with respect to the matters described in clause (iv) above, the manager has been replaced by a manager meeting certain requirements as set forth in the loan agreement and in the case of the foregoing clause (v)(x), upon the earlier of (a) Merrill Lynch’s acceptance in any applicable bankruptcy proceeding or (b) the execution of one or more new leases approved by lender in accordance with the loan agreement covering the entire Merrill Lynch Office Property and the tenant(s) under such new lease(s) being open for business and are paying unabated rent in full under any applicable lease(s); in the case of the foregoing clause (v)(y), at such time as an amount equal to $17.50 per rentable square foot of the Merrill Lynch Office Property has accumulated on deposit in the tenant improvement and leasing commissions escrow; in the case of the foregoing clause (v)(z), upon the earlier of (a) confirmation in bankruptcy by the respective tenant of the respective lease for the entire  Merrill Lynch Office Property or (b) the execution of one or more new leases approved by the lender in accordance with the loan agreement in respect of each portion of the  Merrill Lynch Office Property for which such tenant did not confirm the respective lease in bankruptcy and the tenants under such new leases are open for business and are paying unabated rent in full.

A “Going Dark Period” will commence upon the cessation of operating business at more than 25% of any building within the Merrill Lynch Office Property, unless the building is subleased by the tenant and the subtenant has not ceased operating its business in more than 25% of the building. A Going Dark Period will end upon the earlier to occur of: (i) the tenant being in occupancy for six consecutive calendar months or (ii) $25.00 per square foot has accumulated on deposit in the tenant improvement and leasing commissions escrow.

Property Management.  The Merrill Lynch Office Property is managed by an affiliate of the sponsor, however such affiliate has designated its management rights to NREM Hopewell Manager, LLC.

Assumption.  The borrower has the right to transfer the Merrill Lynch Office Property, after the related lockout period, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; (ii) if requested by the lender, rating agency confirmation from Fitch, KBRA and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C12 Certificates; and (iii) the transferee and all other entities controlled directly or indirectly by principals of the transferee must not have been party to any voluntary or involuntary bankruptcy proceedings, within seven years prior to the proposed transfer.

Right of First Refusal or Right of First Offer.  Merrill Lynch, Pierce, Fenner & Smith Inc. has a right of first offer (“ROFO”) to purchase the Merrill Lynch Office Property.  The ROFO is not extinguished by a foreclosure of the Merrill Lynch Office Property; however, the ROFO does not apply to a foreclosure or deed-in-lieu thereof.

Partial Release.  Not permitted

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  The borrower has the right to incur mezzanine financing subject to the lender’s approval and other customary conditions including (i) no event of default has occurred or is continuing; (ii) the loan-to-value ratio including all debt is not greater than 70.0%; (iii) the debt service coverage ratio including all debt is not less than 1.50x; (iv) the execution of an intercreditor agreement acceptable to the lender; and (v) rating agency confirmation from Fitch, KBRA and S&P that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C12 Certificates.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the Merrill Lynch Office Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Hensley & Co. Portfolio

Loan Information				Property Information
Mortgage Loan Seller:		The Royal Bank of Scotland		Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/S&P):		NR/NR/NR		Property Type:	Industrial
Original Principal Balance:		$49,750,000		Specific Property Type:	Warehouse
Cut-off Date Principal Balance:		$49,750,000		Location:	Various – See Table
% of Initial Pool Balance:		4.0%		Size:	577,167 SF
Loan Purpose:		Acquisition		Cut-off Date Principal Balance Per Unit/SF:	$86.20
Borrower Name:		AGNL Hops, L.L.C.		Year Built/Renovated:	Various – See Table
Sponsor:		AG Net Lease II Corp.		Title Vesting:	Fee
Mortgage Rate:		4.466%		Property Manager:	Tenant-managed
Note Date:		February 14, 2013		3rd Most Recent Occupancy (As of):	100.0% (12/31/2010)
Anticipated Repayment Date:		March 6, 2023		2nd Most Recent Occupancy (As of):	100.0% (12/31/2011)
Maturity Date:		March 6, 2043		Most Recent Occupancy (As of):	100.0% (12/31/2012)
IO Period:		60 months		Current Occupancy (As of):	100.0% (3/1/2013)
Loan Term (Original):		120 months
Seasoning:		0 months		Underwriting and Financial Information:
Amortization Term (Original):		360 months
Loan Amortization Type:		Interest-only, Amortizing ARD		3rd Most Recent NOI(2):	NAV
Interest Accrual Method:		Actual/360		2nd Most Recent NOI(2):	NAV
Call Protection:		L(24),GRTR 1% or YM(89),O(7)		Most Recent NOI(2):	NAV
Lockbox Type:		Hard/Springing Cash Management
Additional Debt:		Yes		U/W Revenues:	$4,667,204
Additional Debt Type:		Future Mezzanine		U/W Expenses:	$140,016
				U/W NOI:	$4,527,188
				U/W NCF:	$4,247,985
				U/W NOI DSCR :	1.50x
Escrows and Reserves(1):				U/W NCF DSCR:	1.41x
				U/W NOI Debt Yield:	9.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.5%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$76,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	February 1, 2013
Capital Expense Reserves	$0	Springing	$1,000,000	Cut-off Date LTV Ratio:	65.5%
TI/LC	$0	Springing	$2,000,000	LTV Ratio at Maturity or ARD:	59.9%

(1)	See “Escrows” section.
(2)
The Hensley & Co. Portfolio properties were previously owner-occupied by Hensley & Co. and a lease was not in place.  The borrower acquired the Hensley & Co. Portfolio properties in December 2012 through a sale-leaseback transaction.

The Mortgage Loan.  The mortgage loan (the “Hensley & Co. Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by three first priority deeds of trust encumbering three warehouse buildings located in Arizona (the “Hensley & Co. Portfolio Properties”).  The Hensley & Co. Portfolio Mortgage Loan was originated on February 14, 2013 by The Royal Bank of Scotland.  The Hensley & Co. Portfolio Mortgage Loan had an original principal balance of $49,750,000, has an outstanding principal balance as of the Cut-off Date of $49,750,000 and accrues interest at an interest rate of 4.466% per annum.  The Hensley & Co. Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 months following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule through the Anticipated Repayment Date (“ARD”).  The ARD is March 6, 2023 and the final maturity date is March 6, 2043.  In the event the Hensley & Co. Portfolio Mortgage Loan is not paid in full on or before the ARD, the Hensley & Co. Portfolio Mortgage Loan will accrue interest at an interest rate equal to the greater of (i) the initial interest rate plus 3.0% or (ii) the treasury rate plus 3.0% per annum and will have a remaining term of 240 months.  The occurrence of the ARD automatically triggers a full cash flow sweep whereby all excess cash flow will be used to pay down the principal balance of the Hensley & Co. Portfolio Mortgage Loan.

Following the lockout period, the borrower has the right to prepay the Hensley & Co. Portfolio Mortgage Loan either in whole or in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Hensley & Co. Portfolio Mortgage Loan is prepayable without penalty on or after September 6, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HENSLEY & CO. PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$49,750,000	64.9%	Purchase price	$76,000,000	99.1%
Sponsor’s new cash contribution	26,938,888	35.1	Closing costs	688,888	0.9
Total Sources	$76,688,888	100.0%	Total Uses	$76,688,888	100.0%

The Properties. The Hensley & Co. Portfolio Mortgage Loan is secured by the fee interest in three warehouse properties totaling 577,167 rentable square feet located in Arizona.  The Hensley & Co. – Pheonix property, Hensley & Co. – Chandler property and Hensley & Co. – Prescott property are 313,026, 231,805 and 32,336 square feet, respectively. The Hensley & Co. Portfolio Properties consist of approximately 79.1% warehouse space and approximately 20.9% office space.  The clear heights of the Hensley & Co. Portfolio Properties range from 22 feet to 32 feet.  All of the Hensley & Co. Portfolio Properties are occupied by Hensley & Co. and on average, the tenant has occupied its respective spaces in the Hensley & Co. Portfolio Properties for 14 years.  Hensley & Co. is a distributor of more than 700 brands including Anheuser-Busch beers, as well as other imports, craft beers, specialty beverages, energy drinks, water, teas and wine. As of March 1, 2013, the Hensley & Co. Portfolio Properties were 100.0% occupied.

The following table presents certain information relating to the Hensley & Co. Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Total Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Hensley & Co. – Phoenix, AZ	$30,700,000	61.7%	100.0%	1988/NAP	313,026	$47,000,000
Hensley & Co. – Chandler, AZ	$17,360,000	34.9%	100.0%	2007/NAP	231,805	$26,500,000
Hensley & Co. – Prescott, AZ	$1,690,000	3.4%	100.0%	2003/NAP	32,336	$2,500,000
Total/Weighted Average	$49,750,000	100.0%	100.0%		577,167	$76,000,000

The following table presents certain information relating to the tenant at the Hensley & Co. Portfolio Properties:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Hensley & Co.	NR/NR/NR	577,167	100.0%	$8.51	$4,912,846	100.0%	6/30/2030

Total Major Tenant		577,167	100.0%	$8.51	$4,912,846	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HENSLEY & CO. PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Hensley & Co. Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	577,167	100.0%	577,167	100.0%	$4,912,846	$8.51
Vacant	0	0	0.0%	577,167	100.0%	$0	$0.00
Total/Weighted Average	1	577,167	100.0%			$4,912,846	$8.51

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Hensley & Co. Portfolio Properties:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	3/1/2013
100%	100%	100%	100%

(1)   The Hensley & Co. Portfolio Properties were previously owner-occupied by Hensley & Co. and a lease was not in place.  The borrower acquired the Hensley & Co. Portfolio Properties in December 2012 through a sale-leaseback transaction. On average, the tenant has occupied its respective spaces in the Hensley & Co. Portfolio Properties for 14 years.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the Underwritten Net Cash Flow at the Hensley & Co. Portfolio Properties:

Cash Flow Analysis(1)

	U/W	U/W $ per SF
Base Rent	$4,912,846	$8.51
Grossed Up Vacant Space	0	0.00
Total Reimbursables	0	0.00
Other Income	0	0.00
Less Vacancy & Credit Loss	(245,642)(2)	(0.43)
Effective Gross Income	$4,667,204	$8.09

Total Operating Expenses	$140,016	$0.24

Net Operating Income	$4,527,188	$7.84
TI/LC	192,627	0.33
Capital Expenditures	86,575	0.15
Net Cash Flow	$4,247,985	$7.36

NOI DSCR	1.50x
NCF DSCR	1.41x
NOI DY	9.1%
NCF DY	8.5%

(1) No historical financial information is available as the sponsor purchased the Hensley & Co. Portfolio Properties in December, 2012.
(2) The underwritten economic vacancy is 5.0%. The Hensley & Co. Portfolio Properties are currently 100.0% physically occupied as of March 1, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HENSLEY & CO. PORTFOLIO

Appraisal.  As of the appraisal valuation date of February 1, 2013, the Hensley & Co. Portfolio Properties had an aggregate “as-is” appraised value of $76,000,000.  In addition, the appraiser concluded to a hypothetical “go dark” value of $49,950,000.

Environmental Matters.  Phase I environmental site assessments were performed on February 4, 2013.  The Hensley & Co. – Phoenix property was found to have an a de minimis condition related to two 2,400-gallon storage tanks for waste oil and new oil associated with automotive service, one 10,000-gallon diesel fuel tank and one 6,000-gallon unleaded gasoline tank.  The Phase I Report recommended that, since the tenant is responsible for the environmental integrity of the tenant space and, upon lease expiration or shutdown of the facility, an investigation should be performed by the tenant to demonstrate that the storage tanks have not impacted the Hensley & Co. – Phoenix property.

Market Overview.  The Hensley & Co. Portfolio Properties are located in Phoenix, Arizona, Chandler, Arizona and Prescott Valley, Arizona.

The Hensley & Co. – Phoenix property is located approximately five miles northwest of the Phoenix central business district.  According to the appraisal, the Hensley & Co. – Phoenix property is located within the Phoenix industrial market and Grand Avenue Industrial submarket. The Phoenix industrial market had a vacancy of 11.0% and average asking rents of $7.08 per square foot, on a triple net basis, as of the fourth quarter 2012.  The Grand Avenue Industrial submarket had a vacancy of 7.0% and average asking rents of $3.84 per square foot, on a triple net basis, as of the fourth quarter 2012.

The Hensley & Co. – Chandler property is located approximately 16 miles southeast of the Phoenix central business district.  According to the appraisal, the Hensley & Co. – Chandler property is located in the Phoenix industrial market and Phoenix submarket.   The Phoenix industrial market had a vacancy of 11.0% and average asking rents of $7.08 per square foot, on a triple net basis, as of the fourth quarter 2012.  The Phoenix submarket had a vacancy of 12.0% and average asking rents of $7.68 per square foot, on a triple net basis, as of the fourth quarter 2012.

The Hensley & Co. – Prescott Valley property is located approximately seven miles north of Prescott and approximately 96 miles northwest of Phoenix.  According to the appraisal, the Hensley & Co. – Prescott Valley property is located in the Phoenix industrial market and is not part of a formal submarket.

The Borrower.  The borrower is AGNL Hops, L.L.C., a Delaware limited liability company and a single purpose entity with two independent directors. The borrower is ultimately controlled by AG Net Lease II Corp., the guarantor of certain nonrecourse carveouts under the Hensley & Co. Portfolio Mortgage Loan.

The Sponsor.  The loan sponsor is AG Net Lease II Corp (“AG Net Lease”), a subsidiary of Angelo, Gordon & Co.  AG Net Lease is a real estate investment firm that focuses on the management, acquisition, financing, disposition, leasing and construction of commercial real estate throughout North America and select international markets.  The company was founded in 1993 and has acquired over $13.0 billion of properties with transactions ranging from $5.0 million to $200.0 million.

Escrows.  The loan documents provide for no upfront escrows.  No monthly tax escrow is required so long as (i) no Cash Management Period (as defined below) has occurred or is continuing; (ii) no Lease Sweep Period has occurred or is continuing; and (iii) borrower delivers satisfactory evidence that tax payments are being made in a timely manner.  No monthly insurance escrow is required so long as (i) no Cash Management Period has occurred or is continuing; (ii) no Lease Sweep Period has occurred or is continuing; and (iii) the tenant under the Hensley & Co. lease is paying insurance as required under the Hensley & Co. lease.  No monthly replacement or tenant improvement and leasing commission reserves are required so long as (i) no Cash Management Period has occurred and is continuing and (ii) no Lease Sweep Period (as defined below) has occurred and is continuing.

Lockbox and Cash Management.  The Hensley & Co. Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the manager be deposited into the lockbox account within one business day after receipt.  Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account.  During a Cash Management Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account.

A “Cash Management Period” will commence: (i) if an event of default has occurred and is continuing; (ii) if the debt service coverage ratio is less than 1.10x; (iii) the commencement of a Lease Sweep Period (as defined below); or (iv) the making of any approved mezzanine loan. A Cash Management Period will end with respect to clause (i) above upon the cure of such event of default; with respect to clause (ii) above, upon the achievement of a debt service coverage ratio of 1.10x for two consecutive calendar quarters; and with respect to clause (iii) above, when such Lease Sweep Period has been closed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HENSLEY & CO. PORTFOLIO

A “Lease Sweep Period” will commence on the first payment date under the Hensley & Co. Portfolio Mortgage Loan following the occurrence of any of the following (i) any Major Lease (as defined below) at any of the Hensley & Co. Portfolio Properties is surrendered, cancelled or terminated prior to its then current expiration date; (ii) if any tenant under a Major Lease discontinues its business at the premises or gives notice that it intends to discontinue its business or gives notice that it intends to discontinue its business; (iii) upon the occurrence of an insolvency proceeding by any tenant under a Major Lease.  A Lease Sweep Period will end  with respect to clause (i) above, the date on which such space has been fully leased pursuant to a replacement lease and all associated expenses have been paid in full; with respect to clause (ii) above, when the tenant under the Major Lease commences operations again at its premises in accordance with the terms of the Major Lease; and with respect to clause (iii) above, if the applicable insolvency proceeding regarding the tenant under the applicable Major Lease has terminated and the applicable Major Lease has been affirmed, assumed or assigned in accordance with the applicable bankruptcy code.

A “Major Lease” is defined as the Hensley & Co. lease and any other lease entered into which demises more than 20.0% of the rentable area of any of the Hensley & Co. Portfolio Properties.

Property Management.  The Hensley & Co. Portfolio Properties are managed by the tenant.

Assumption.  The Hensley & Co. Portfolio Mortgage Loan borrower has the right to transfer all, but not less than all, of the Hensley & Co. Portfolio Properties, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the proposed transferee, the property manager and management agreement are satisfactory to the lender and applicable rating agencies; and (iii) the lender has received confirmation from Fitch, KBRA and S&P that such assumption will not result in a downgrade, withdrawal or qualification of the then current ratings assigned to the Series 2013-C12 Certificates.

Partial Release.  Following the second anniversary of the issuance of the Series 2013-C12 Certificates, the borrower may obtain the release of an individual property from the lien of the related mortgage in connection with a partial release upon the satisfaction of certain conditions including but not limited to: (i) the release is permitted under the Hensley & Co. lease, which only allows for the sale of an individual property either (a) following an event of default by tenant under such lease or (b) an environmental condition exists at such individual property; (ii) the property to be released must be the subject of a sale to a bona fide third party purchaser who is neither a Restricted Party (as defined below) nor an affiliate of a Restricted Party; (iii) the borrower will provide the lender a written request at least 20 days prior to the proposed release date; (iv) no event of default has occurred or is continuing at the time that the release occurs; (v) payment by the borrower in an amount equal to 110% of the allocated loan amount for the individual property (except with respect to the Prescott Valley property, which release amount shall be equal to 105% of the allocated loan amount) to be released, along with any applicable yield maintenance or prepayment premium; (vi) after such release, the debt service coverage ratio of the remaining properties must not be less than the greater of (x) the debt service coverage ratio immediately preceding such release and (y) 1.60x; and (vii) after such release, the loan-to-value ratio of the remaining properties must not be greater than the lesser of (x) the loan to value ratio immediately preceding such release and (y) 65.0%.

A “Restricted Party” means the borrower, any principal or the guarantor or any affiliate thereof under the Hensley & Co. Portfolio Mortgage Loan.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Future mezzanine debt is permitted subject to satisfaction of certain conditions, including: (i) that no event of default has occurred and is continuing; (ii) an intercreditor agreement in form and substance acceptable to Fitch, KBRA and S&P and reasonably acceptable to the lender; (iii) the Aggregate DSCR (as defined below) is not less than 1.20x; (iv) the Aggregate LTV (as defined below) will not be greater than 72.5%; (v) the debt yield is not less than 8.0%; and (vi) mezzanine loan documents acceptable to Fitch, KBRA and S&P and reasonably acceptable to the lender will have been delivered to the lender.

The “Aggregate DSCR” is the aggregate debt service coverage ratio based on the amortizing debt service under the Hensley & Co. Portfolio Mortgage Loan and any approved mezzanine loan that is outstanding.

The “Aggregate LTV” is the aggregate loan to value ratio based on the outstanding principal balance of the Hensley & Co. Portfolio Mortgage Loan and any approved mezzanine loan that is outstanding.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hensley & Co. Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Territory Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$44,385,000			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$44,385,000			Location:	Various – See Table
% of Initial Pool Balance:	3.6%			Size:	289,572 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit/SF:	$153.28
Borrower Names:	Inland Diversified Las Vegas Centennial Gateway, L.L.C.; Inland Diversified Henderson Eastgate, L.L.C.			Year Built/Renovated:	Various/NAP
Sponsor:	Inland Diversified Real Estate Trust, Inc.			Title Vesting:	Fee
Mortgage Rate:	3.811%			Property Manager:	Self-managed
Note Date:	December 27, 2012			3rd Most Recent Occupancy (As of)(2):	59.3% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	62.7% (12/31/2010)
Maturity Date:	January 1, 2023			Most Recent Occupancy (As of)(2):	67.7% (12/31/2011)
IO Period:	120 months			Current Occupancy (As of):	94.2% (12/27/2012)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of)(2):	$3,990,365 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(2):	$4,300,054 (12/31/2011)
Call Protection:	L(25),GRTR 1% or YM(91),O(4)			Most Recent NOI (As of):	$5,106,066 (TTM 10/31/2012)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$6,693,564
				U/W Expenses:	$1,068,049
				U/W NOI:	$5,625,515
				U/W NCF:	$5,324,102
				U/W NOI DSCR:	3.28x
Escrows and Reserves(1):				U/W NCF DSCR:	3.10x
				U/W NOI Debt Yield:	12.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	12.0%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$79,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	November 10, 2012
Replacement Reserves	$0	$0	NAP	Cut-off Date LTV Ratio:	56.2%
TI/LC	$0	$0	NAP	LTV Ratio at Maturity or ARD:	56.2%

(1)	See “Escrows” section.
(2)
The low historical occupancy is primarily due to the Centennial Gateway property being completed in 2009 and leased up between 2009 and 2012.  The historical occupancy for the Centennial property ranged from 43.4% in 2009 to 95.0% as of December 27, 2012.  The historical occupancy for the Eastgate property ranged from 92.3% in 2009 to 92.6% as of December 27, 2012.

The Mortgage Loan.  The mortgage loan (the “Territory Portfolio Mortgage Loan”) is evidenced by a promissory note that is secured by two first priority mortgages encumbering two retail centers located in Las Vegas and Henderson, Nevada (the “Territory Portfolio Properties”).  The Territory Portfolio Mortgage Loan was originated on December 27, 2012 by The Royal Bank of Scotland. The Territory Portfolio Mortgage Loan had an original principal balance of $44,385,000, has an outstanding principal balance as of the Cut-off Date of $44,385,000 and accrues interest at a rate of 3.811% per annum.  The mortgage loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments through the term of the Territory Portfolio Mortgage Loan. The Territory Portfolio Mortgage Loan matures on January 1, 2023.

Following the lockout period, the borrower has the right to prepay the Territory Portfolio Mortgage Loan either in whole or in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid.  In addition, the Territory Portfolio Mortgage Loan is prepayable without penalty on or after October 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TERRITORY PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$44,385,000	54.9%	Purchase price	$80,700,000	99.8%
Sponsor’s new cash contribution	36,450,000	45.1	Closing costs	135,028	0.2
Total Sources	$80,835,028	100.0%	Total Uses	$80,835,028	100.0%

The Properties.  The Territory Portfolio Mortgage Loan is secured by the fee interest in two retail properties totaling 289,572 square feet located in Las Vegas and Henderson, Nevada.  The Centennial Gateway property is an anchored retail center situated on approximately 18.5 acres of land located at the northwest corner of Ann Road and Centennial Center Boulevard, approximately ¼ mile west of US Highway 95 in Las Vegas, Nevada. The Centennial Gateway property is anchored by Sportsman Warehouse, 24 Hour Fitness, Walgreens and Fresh & Easy.  The Centennial Gateway property was built in 2008 and was 95.0% leased by 23 tenants as of December 27, 2012. The Centennial Gateway property contains 192,968 square feet of net rentable area.  The Eastgate property is a shadow-anchored retail center situated on an approximately 10.8-acre parcel of land located just east of Interstate Highway 515 in Henderson, Nevada. The Eastgate property was developed in 2002 and contains 96,604 square feet of net rentable area.  The Eastgate property was 92.6% leased by 18 tenants as of December 27, 2012. The Eastgate property is shadow-anchored by Wal-Mart and other major tenants include Office Depot, 99 Cents Only and Party City.  Wal-Mart, Del Taco and Red Lobster are separately owned and only contribute to common area maintenance.

The following table represents certain information relating to the Territory Portfolio Properties:

Property Name - Location	Specific Property Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Total Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Centennial Gateway - Las Vegas, NV	Anchored	$29,975,000	67.5%	95.0%	2008/NAP	192,968	$52,400,000
Eastgate - Henderson, NV	Shadow Anchored	$14,410,000	32.5%	92.6%	2002/NAP	96,604	$26,600,000
Total/Weighted Average		$44,385,000	100.0%	94.2%		289,572	$79,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TERRITORY PORTFOLIO

The following table presents certain information relating to the tenancies at the Territory Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)(3)	Lease Expiration Date
Anchor Tenants - Collateral
24 Hour Fitness(4)	NR/B3/B	44,619	15.4%	$22.74	$1,014,440	16.7%	NAV	NAV	3/31/2024
Sportsman Warehouse(4)	NR/NR/NR	55,452	19.1%	$10.00	$554,520	9.1%	NAV	NAV	3/31/2017
Fresh & Easy(4)	A-/Baa1/A-	13,950	4.8%	$24.03	$335,256	5.5%	NAV	NAV	1/31/2029
Office Depot(5)	NR/B2/B-	20,530	7.1%	$13.75	$282,288	4.7%	NAV	NAV	2/28/2017
99 Cents Only(5)	NR/B2/B	20,015	6.9%	$13.74	$275,000	4.5%	NAV	NAV	1/31/2018
Party City(5)	NR/B2/B	12,500	4.3%	$20.53	$256,625	4.2%	$195	12.0%	1/31/2018
Total Anchor Tenants – Collateral		167,066	57.7%	$16.27	$2,718,129	44.8%

Other Major Tenants – Collateral
Walgreens(4)	NR/Baa1/BBB	14,820	5.1%	$38.60	$572,000	9.4%	$112(6)	34.9%(6)	6/30/2083
Dotty’s(4)(5)(7)	NR/NR/NR	6,628	2.3%	$53.71	$356,019	5.9%	NAV	NAV	Various(7)
Home Consignment Center(4)	NR/NR/NR	10,999	3.8%	$24.00	$263,976	4.3%	$72	38.3%	2/28/2018
Total Other Major Tenants - Collateral		32,447	11.2%	$36.74	$1,191,995	19.6%
Non-Major Tenants		73,615	25.3%	$29.53	$2,160,208	35.6%

Occupied Collateral Total		272,678	94.2%	$22.26	$6,070,332	100.0%

Vacant Space		16,894	5.8%

Collateral Total		289,572	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales and Occupancy Costs are calculated using various 12-month periods based on borrower-provided rent roll.
(3)	Occupancy Costs include base rent, reimbursements and percentage rent as applicable.
(4)	Tenant is located at the Centennial Gateway property.
(5)	Tenant is located at the Eastgate property.
(6)	Sales PSF and Occupancy Cost for Walgreens excludes the pharmacy, tobacco products and all beverages.
(7)
Dotty’s leases two spaces: Centennial Gateway (3,276 square feet, 2.3% of Annual U/W Base Rent, lease expires June 30, 2028) and Eastgate (3,352 square feet, 3.6% of Annual U/W Base Rent, lease expires September 16, 2018).

The following table presents certain information relating to the lease rollover schedule at the Territory Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF(1)	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	1	3,498	1.2%	3,498	1.2%	$157,275	$44.96
2014	3	5,058	1.7%	8,556	3.0%	$154,600	$30.57
2015	6	13,371	4.6%	21,927	7.6%	$323,775	$24.21
2016	7	11,504	4.0%	33,431	11.5%	$354,916	$30.85
2017	6	86,472	29.9%	119,903	41.4%	$1,098,553	$12.70
2018	8	58,541	20.2%	178,444	61.6%	$1,395,458	$23.84
2019	1	2,505	0.9%	180,949	62.5%	$107,314	$42.84
2020	2	7,010	2.4%	187,959	64.9%	$210,594	$30.04
2021	0	0	0.0%	187,959	64.9%	$0	$0.00
2022	3	8,054	2.8%	196,013	67.7%	$208,560	$25.90
2023	0	0	0.0%	196,013	67.7%	$0	$0.00
Thereafter	4	76,665	26.5%	272,678	94.2%	$2,059,288	$26.86
Vacant	0	16,894	5.8%	289,572	100.0%	$0	$0.00
Total/Weighted Average	41	289,572	100.0%			$6,070,332	$22.26

(1)	Information was obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TERRITORY PORTFOLIO

The following table presents historical occupancy percentages at the Territory Portfolio Properties:

Historical Occupancy(1)(2)

12/31/2009	12/31/2010	12/31/2011	12/27/2012
59%	63%	68%	94%

(1)	Information obtained from the borrower rent roll.
(2)
The low historical occupancy is primarily due to the Centennial Gateway property being completed in 2009 and leased up between 2009 and 2012.  The historical occupancy for the Centennial property ranged from 43.4% in 2009 to 95.0% as of December 27, 2012.  The historical occupancy for the Eastgate property ranged from 92.3% in 2009 to 92.6% as of December 27, 2012.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Territory Portfolio Properties:

Cash Flow Analysis(1)

	2010	2011	TTM 10/31/2012	U/W	U/W $ per SF
Base Rent	$4,153,372	$4,630,709	$5,302,259	$6,070,332	$20.96
Grossed Up Vacant Space	0	0	0	446,757	1.54
Total Reimbursables	515,262	444,877	686,056	800,963	2.77
Other Income	269,914	187,271	125,410	35,215	0.12
Less Vacancy & Credit Loss	0	0	0	(659,703)(2)	(2.28)
Effective Gross Income	$4,938,548	$5,262,857	$6,113,725	$6,693,564	$23.12

Total Operating Expenses	$948,183	$962,803	$1,007,659	$1,068,049	$3.69

Net Operating Income	$3,990,365	$4,300,054	$5,106,066	$5,625,515	$19.43
TI/LC	0	0	0	217,397	0.75
Capital Expenditures	0	0	0	84,017	0.29
Net Cash Flow	$3,990,365	$4,300,054	$5,106,066	$5,324,102	$18.39

NOI DSCR	2.33x	2.51x	2.98x	3.28x
NCF DSCR	2.33x	2.51x	2.98x	3.10x
NOI DY	9.0%	9.7%	11.5%	12.7%
NCF DY	9.0%	9.7%	11.5%	12.0%

(1)
The underwritten Net Operating Income is higher than historical net operating income due in large part to approximately $401,568 in rental income (4.9% of net rentable area and 6.6% of underwritten Base Rent) from two tenants whose leases began after October 31, 2012, and thus were not fully reflected in the trailing 12-month operating statements as of October 31, 2012.

(2)	The underwritten economic vacancy is 6.7%. The Territory Portfolio Properties were 94.2% physically occupied as of December 27, 2012.

Appraisal.  As of the appraisal valuation date of November 10, 2012, the Territory Portfolio Properties had an aggregate “as-is” appraised value of $79,000,000.

Environmental Matters.  According to the Phase I environmental site assessments both dated November 6, 2012, there was no evidence of any recognized environmental conditions at either of the Territory Portfolio Properties.

Market Overview and Competition.   The Centennial Gateway property is located along US Highway 95 in the Centennial Hills suburb of Las Vegas, Nevada. The Centennial Gateway property is located at the northeast corner of Ann Road and Centennial Center Parkway.  The Centennial Gateway property is located approximately 17 miles southeast of the Las Vegas central business district and approximately 20 miles northwest of the McCarran International Airport. Per the appraisal, between 2000 and 2012 the population within a three-mile radius of the Centennial Gateway property increased at an annual compound rate of 9.03%. Within a three- and five-mile radius of the Centennial Gateway property, the 2012 population was 86,652 and 212,935, respectively. The 2012 average household income within a three-mile radius of the Centennial Gateway property was approximately $87,034. The Centennial Gateway property is situated within the Northwest submarket, one of the submarkets which comprise the Las Vegas retail market in Las Vegas, Nevada. According to a third party market research report, the Northwest submarket, containing 9.5 million square feet inclusive of anchor and nonanchor collectively, was 11.7% vacant with an average rental asking rate of $20.91 per square foot, on a triple net basis, as of the second quarter 2012.  The Northwest submarket inclusive of anchors has an inventory of 4.4 million square feet, a vacancy of 5.4% and average asking rent of $11.96 on a triple net basis, while the nonachors in the Northwest submarket includes a total of 5.1 million square feet with a vacancy of 17.0% and average asking rent of $20.91 per square foot on a triple net basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TERRITORY PORTFOLIO

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Centennial Gateway property:

Centennial Gateway Competitive Set(1)

	Centennial Gateway (Subject)	Centennial Crossroads Plaza	Montecito Crossing	Wal-Mart Super Center AKA	Aliante Marketplace
Location	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV
Distance from Subject	- -	2.4 miles	2.6 miles	4.3 miles	6.2 miles
Property Type	Retail	Retail	Retail	Retail	Retail
Year Built/Renovated	2008/NAP	2002/NAP	2004/NAP	2007/NAP	2007/NAP
Anchors	Sportman’s Warehouse, 24 Hour Fitness, Fresh & Easy	Target, Von’s Grocery	Home Goods, PetSmart, Office Depot, Pier 1 Imports	Wal-Mart, Bed Bath & Beyond	Smiths Grocery
Total GLA	192,968 SF	259,414 SF	185,522 SF	358,493 SF	168,000 SF
Total Occupancy	95%	96%	89%	97%	85%

(1)	Information obtained from the appraisal dated November 10, 2012.

The Eastgate property is located in the city of Henderson, Nevada, in southeast Clark County, approximately 15 miles southeast of the Las Vegas central business district.  The area has multiple national and local retailers along Sunset Street and Marks Street. Per the appraisal, the 2012 population within a three- and five-mile radius of the Eastgate property was 106,359 and 270,430, respectively. The appraiser reports that the Henderson submarket contains 5.1 million square feet with an average vacancy of 10.2% and average rental asking rates of $25.35 per square foot on a triple net basis.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Eastgate property:

Eastgate Competitive Set(1)

	Eastgate (Subject)	The District- I	Cannery Corner	Tropicana Beltway	Shadow Mountain Marketplace
Location	Henderson, NV	Henderson, NV	North Las Vegas, NV	Las Vegas, NV	Las Vegas, NV
Distance from Subject	- -	5.8 miles	19.4 miles	21.5 miles	22.1 miles
Property Type	Retail	Retail	Retail	Retail	Retail
Year Built/Renovated	2002/NAP	2004/NAP	2007/NAP	2004/NAP	2007/NAP
Anchors	Office Depot, 99 Cents Only, Party City	NAP	Lowe’s-Shadow, Sam’s Club-Shadow	PetSmart, Ross Dress For Less, Office Depot, Pier 1 Imports	Wickes, Stein Mart, Best Buy, Walgreens
Total GLA	96,604 SF	210,253 SF	44,472 SF	186,078 SF	201,764 SF
Total Occupancy	93%	89%	81%	89%	92%

(1)	Information obtained from the appraisal dated November 10, 2012.

The Borrower.  The Territory Portfolio Mortgage Loan has two borrowing entities, Inland Diversified Las Vegas Centennial Gateway, L.L.C. and Inland Diversified Henderson Eastgate, L.L.C. (collectively referred to herein as the borrower). Each borrowing entity is a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Territory Portfolio Mortgage Loan. Inland Diversified Real Estate Trust, Inc., an indirect owner of each borrowing entity, is the guarantor of certain nonrecourse carveouts under the Territory Portfolio Mortgage Loan.

The Sponsor.  Inland Diversified Real Estate Trust, Inc. (“Inland”) is a public, non-listed REIT formed in 2008 and headquartered in Oakbrook, Illinois.  Inland focuses on acquiring and developing commercial real estate located in the United States and Canada, as well as the potential acquisition of other REITs or real estate operating companies. As of June 30, 2012, Inland owned 79 retail properties and three office properties collectively totaling 7.2 million square feet and two multifamily properties totaling 420 units.

Escrows.  The loan documents provide for no upfront reserves. Monthly tax or insurance escrows are not required so long as no Cash Management Period (as defined below) has occurred or is continuing under the Territory Portfolio Mortgage Loan. No Replacement Reserve is required.  The borrower is required to complete deferred maintenance, which is specified in the loan documents, during the six-month period following the origination date, with a possible extension of an additional six-month period so long as the borrower is pursuing the completion of the required work.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TERRITORY PORTFOLIO

Lockbox and Cash Management.  The Territory Portfolio Mortgage Loan requires a lender-controlled lockbox account for the Centennial Gateway property and the Eastgate property, which is already in place, into which the borrower directs tenants to pay their rents directly.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within three business days after receipt thereof.  Prior to the occurrence of a Cash Management Period, all funds on deposit in the lockbox account are swept into an account designated by the borrower on a daily basis, however the borrower has no right to make withdrawals from the lockbox account except as specified in the loan documents. Upon the occurrence of a Cash Management Period, all funds on deposit in the lockbox account are swept (on a daily basis) to a cash management account under the control of the lender.

A “Cash Management Period” will commence upon (i) the occurrence and continuance of an event of default or (ii) the commencement of a Lease Sweep Period (as defined below).  A Cash Management Period will end either with respect to the matters described in clause (i) above, when such event of default has been cured or, with respect to matters described in clause (ii) above, when such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of the following: (i) the date that is six months prior to the end of the term of any Major Lease (as defined below); (ii) if any Major Lease is surrendered, cancelled or terminated prior to its then current expiration date; (iii) if any tenant under a Major Lease discontinues its business at the premises or gives notice that it intends to discontinue its business; or (iv) upon the occurrence of an insolvency proceeding by any tenant under a Major Lease.

A Lease Sweep Period will end upon the earliest to occur of (x) $10.00 per square foot has been accumulated in reserve to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the Lease Sweep Period; or (y) the occurrence of any of the following: (1) with respect to a Lease Sweep Period caused by a matter described in clauses (i), (ii) or (iii) above, upon the earlier of (a) the date on which the tenant under the applicable Major Lease exercises its renewal or extension option and all funds listed in clause (x) above have accumulated in reserve and (b) the date on which such space has been fully leased pursuant to a replacement lease and all associated expenses have been paid in full; (2) with respect to a Lease Sweep Period caused by a matter described in clause (iv) above, if the applicable insolvency proceeding regarding the tenant under the applicable Major Lease has terminated and the applicable Major Lease has been affirmed, assumed or assigned in accordance with the applicable bankruptcy code.

A “Major Lease” is defined as each of the Sportsman Warehouse and the 24 Hour Fitness USA, Inc leases.

Property Management.  The Territory Portfolio Properties are managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer both, but not less than both, of the Territory Portfolio Properties subject to certain conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the proposed transferee, property manager  and management agreement are satisfactory to the lender and Fitch, KBRA and S&P; and (iii) the lender receives written confirmation from Fitch, KBRA and S&P that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2013-C12 Certificates.

Partial Release.   On any payment date on or after March 1, 2015, the borrower may obtain the release of an individual property from the lien of the mortgage (and the related loan documents) in connection with a partial release upon the satisfaction of certain conditions including but not limited to: (i) the property to be released must be the subject of a sale to a bona fide third party purchaser; (ii) the borrower will provide the lender written notice at least 20 days prior to the proposed release date; (iii) no event of default has occurred or is continuing at the time that the release occurs; (iv) after such release, the debt service coverage ratio of the remaining properties immediately following release must be no less than the greater of (a) DSCR immediately preceding the release and (b) 1.80x; (v) all REMIC requirements are satisfied; and (vi) payment of the release amount for the related property together with all accrued and unpaid interest.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Centennial Gateway property and the Eastgate property (provided that such coverage is available) as well as business interruption insurance covering no less than the 18-month period from the date of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 - Las Vegas Strip Walgreens

Loan Information		Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR	Property Type:	Retail
Original Principal Balance:	$40,000,000	Specific Property Type:	Single Tenant
Cut-off Date Principal Balance:	$40,000,000	Location:	Las Vegas, NV
% of Initial Pool Balance:	3.2%	Size:	24,721 SF
Loan Purpose:	Acquisition	Cut-off Date Principal Balance Per Unit/SF:	$1,618.06
Borrower Name:	WLGRN (NV) LLC	Year Built/Renovated:	2012/NAP
Sponsor:	Corporate Property Associates 17 – Global Incorporated	Title Vesting:	Fee
Mortgage Rate:	3.955%	Property Manager:	Tenant-managed
Note Date:	January 24, 2013	3rd Most Recent Occupancy(2):	NAV
Anticipated Repayment Date:	February 1, 2023	2nd Most Recent Occupancy(2):	NAV
Maturity Date:	February 1, 2033	Most Recent Occupancy(2):	NAV
IO Period:	120 months	Current Occupancy (As of):	100.0% (3/1/2013)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, ARD	3rd Most Recent NOI(2):	NAV
Interest Accrual Method:	Actual/360	2nd Most Recent NOI(2):	NAV
Call Protection:	L(25),D(91),O(4)	Most Recent NOI(2):	NAV
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP	U/W Revenues:	$3,493,246
		U/W Expenses:	$104,797
		U/W NOI:	$3,388,449
		U/W NCF:	$3,383,505
				U/W NOI DSCR:	2.11x
Escrows and Reserves(1):				U/W NCF DSCR:	2.11x
				U/W NOI Debt Yield:	8.5%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.5%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$66,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	December 5, 2012
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio:	60.6%
BPS Reserve	$296,339	$0	NAP	LTV Ratio at Maturity or ARD:	60.6%

(1)	See “Escrows” section.
(2)	Historical occupancy and financial data are not available as the Las Vegas Strip Walgreens property was constructed in 2012.

The Mortgage Loan.  The mortgage loan (the “Las Vegas Strip Walgreens Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a single tenant retail property located in Las Vegas, Nevada (the “Las Vegas Strip Walgreens Property”).  The Las Vegas Strip Walgreens Mortgage Loan was originated on January 24, 2013 by Wells Fargo Bank, National Association.  The Las Vegas Strip Walgreens Mortgage Loan had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000 and accrues interest at an interest rate of 3.955% per annum.  The Las Vegas Strip Walgreens Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only through the Anticipated Repayment Date (“ARD”).  The ARD is February 1, 2023, and the final maturity date is February 1, 2033.  In the event the Las Vegas Strip Walgreens Mortgage Loan is not paid in full on or before the ARD, the borrower will be required to make payments of principal and interest based on a 30-year amortization schedule and an interest rate equal to 5.000% plus the greater of (i) 3.955% and (ii) the treasury rate.  The ARD automatically triggers a Cash Trap Event Period (as defined in the “Lockbox and Cash Management” section) whereby all excess cash flow will be used to pay down the principal balance of the Las Vegas Strip Walgreens Mortgage Loan (see “Lockbox and Cash Management” section).

Following the lockout period, the borrower has the right to defease the Las Vegas Strip Walgreens Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date.  In addition, the Las Vegas Strip Walgreens Mortgage Loan is prepayable without penalty on or after November 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAS VEGAS STRIP WALGREENS

Sources and Uses(1)

Sources			Uses
Original loan amount	$40,000,000	100.0%	Purchase price	$38,502,797	96.3%
			Reserves	296,339	0.7
			Closing costs	459,563	1.1
			Return of equity	741,301	1.9
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%

(1)
The Las Vegas Strip Walgreens Mortgage Loan served to recapitalize the sponsor’s all-cash acquisition of the Las Vegas Strip Walgreens Property in October 2012.  The sponsor exercised a purchase option with the developer to purchase the Las Vegas Strip Walgreens Property in an off-market transaction.

The Property.  The Las Vegas Strip Walgreens Property is a single tenant retail property located on the “Strip” in Las Vegas, Nevada, which contains approximately 24,721 square feet and is occupied by Walgreens with a lease expiring February 28, 2111.  The Las Vegas Strip Walgreens Property was built in 2012 and is situated on a 0.50-acre site.  The Las Vegas Strip Walgreens Property is located within the three-story Harmon Corner retail development (not part of the collateral), which contains a total of approximately 110,000 square feet of retail space as well as a 308-foot-wide electronic billboard.  Parking is provided by 99 surface and garage spaces resulting in a parking ratio of 4.0 spaces per every 1,000 square feet of rentable area.  As of March 1, 2013, the Las Vegas Strip Walgreens Property was 100.0% occupied.

The following table presents certain information relating to the tenant at the Las Vegas Strip Walgreens Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(1)	Occupancy Cost(1)	Lease Expiration Date

Major Tenant
Walgreens	NR/Baa1/BBB	24,721(2)	100.0%	$137.06	$3,388,246	100.0%	NAV	NAV	2/28/2111(3)
Total Major Tenant		24,721	100.0%	$137.06	$3,388,246	100.0%

(1)	Sales PSF and Occupancy Cost are not available as the Las Vegas Strip Walgreens Property was constructed in 2012.
(2)
The square footage shown includes 19,900 square feet of ground floor retail space and 4,821 square feet of mezzanine storage space.  Walgreens also has approximately 4,000 square feet of contiguous second-floor retail space, which is not part of the collateral.

(3)	Walgreens has the right to terminate its lease on February 28, 2042 and every five years thereafter, until February 2107 upon providing one year written notice.

The following table presents certain information relating to the lease rollover schedule at the Las Vegas Strip Walgreens Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	24,721	100.0%	24,721	100.0%	$3,388,246	$137.06
Vacant	0	0	0.0%	24,721	100.0%	$0	$0.00
Total/Weighted Average	1	24,721	100.0%			$3,388,246	$137.06

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAS VEGAS STRIP WALGREENS

The following table presents historical occupancy percentages at the Las Vegas Strip Walgreens Property:

Historical Occupancy(1)

12/31/2009	12/31/2010	12/31/2011	3/1/2013
NAV	NAV	NAV	100%

(1)	Historical occupancies are not available as the Las Vegas Strip Walgreens Property was constructed in 2012.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the Underwritten Net Cash Flow at the Las Vegas Strip Walgreens Property:

Cash Flow Analysis(1)

	U/W	U/W $ per SF
Base Rent	$3,388,246	$137.06
Grossed Up Vacant Space	0	0.00
Total Reimbursables	105,000	4.25
Other Income	0	0.00
Less Vacancy & Credit Loss	0(2)	0.00
Effective Gross Income	$3,493,246	$141.31

Total Operating Expenses	$104,797	$4.24

Net Operating Income	$3,388,449	$137.07
TI/LC	0	0.00
Capital Expenditures	4,944	0.20
Net Cash Flow	$3,383,505	$136.87

NOI DSCR	2.11x
NCF DSCR	2.11x
NOI DY	8.5%
NCF DY	8.5%

(1)	Historical financials are not available as the Las Vegas Strip Walgreens Property was constructed in 2012.
(2)	No vacancy was underwritten. The Las Vegas Strip Walgreens Property was 100.0% physically occupied as of March 1, 2013.

Appraisal.  As of the appraisal valuation date of December 5, 2012, the Las Vegas Strip Walgreens Property had an “as-is” appraised value of $66,000,000.  In addition, the appraiser concluded to a hypothetical “go dark” value of $51,000,000.

Environmental Matters.  According to the Phase I environmental assessment dated December 11, 2012, there was no evidence of any recognized environmental conditions at the Las Vegas Strip Walgreens Property.

Market Overview and Competition.  The Las Vegas Strip Walgreens Property is located on the northeast corner of Las Vegas Boulevard South and East Harmon Avenue in Las Vegas, Nevada.  The Las Vegas Strip Walgreens Property is situated in the center of the Las Vegas “Strip”, southeast of the Bellagio Hotel & Casino, directly south of the Planet Hollywood Resort & Casino, directly east of The Cosmopolitan and the CityCenter development (Aria Resort & Casino, Mandarin Oriental Las Vegas, Vdara Hotel & Spa) and northeast of the Monte Carlo Resort & Casino.  The immediate surrounding area is a busy tourist-resort neighborhood with many hotel-casinos lining both sides of Las Vegas Boulevard South.  According to the appraisal, the “Strip” is home to approximately 75,000 hotel rooms and approximately 2.3 million square feet of casino floor area.

According to a third party market research report, the Las Vegas Strip Walgreens Property is located within the Central East Las Vegas retail submarket, which has an estimated inventory of 846 buildings totaling approximately 8.5 million square feet.  As of year-end 2012, the submarket vacancy was 6.0%, and the submarket experienced positive absorption of approximately 180,000 square feet during 2012.  The appraiser concluded a market rent of approximately $140.00 per square foot, on a triple net basis, for the Las Vegas Strip Walgreens Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAS VEGAS STRIP WALGREENS

The following table presents certain information relating to comparable retail properties for the Las Vegas Strip Walgreens Property:

Competitive Set(1)

	Las Vegas Strip Walgreens (Subject)	Walgreens (Palazzo)	Walgreens (2280 N Las Vegas Blvd)	Walgreens (3025 S Las Vegas Blvd)	Walgreens (3765 S Las Vegas Blvd)
Location	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV
Distance from Subject	--	1.1 miles	2.8 miles	1.8 miles	0.2 miles
Property Type	Retail	Retail	Retail	Retail	Retail
Year Built/Renovated	2012/NAP	NAV/NAV	1996/NAV	2002/NAV	1999/NAV
Total GLA	24,721 SF	23,485 SF	13,424 SF	16,016 SF	19,038 SF
Total Occupancy	100%	100%	100%	100%	100%

(1) Information obtained from the appraisal dated December 14, 2012 and third party market research reports.

The Borrower.  The borrower is WLGRN (NV) LLC, a single purpose entity with an independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Las Vegas Strip Walgreens Mortgage Loan.  Corporate Property Associates 17 – Global Incorporated, the indirect owner of the borrower, is the guarantor of certain nonrecourse carveouts under the Las Vegas Strip Walgreens Mortgage Loan.

The Sponsor.  The loan sponsor is Corporate Property Associates 17 – Global Incorporated, a subsidiary of W.P. Carey Inc. (“W.P. Carey”).  Founded in 1973, W.P. Carey is a publically traded REIT (NYSE: WPC) that provides long-term sale-leaseback and build-to-suit financing for companies worldwide.  The company is the largest owner/manager of net lease assets with a portfolio valued at approximately $14.1 billion, which includes 430 properties totaling 39.1 million square feet with an average occupancy of 98.4%.

Escrows.  The loan documents provide for an upfront reserve of $296,339, which represents the outstanding common area maintenance, tenant improvement and leasing commission reimbursement funds due and payable by Walgreens to BPS Partners, LLC, the owner of Harmon Corner (the larger development in which the Las Vegas Strip Walgreens Property is situated).  Ongoing monthly reserves for taxes and insurance are not required as long as (i) no event of default exists and is ongoing; (ii) the Walgreens lease is in full force and effect; and (iii) all payments are made in a timely manner.  Ongoing monthly replacement reserves are not required as long as Walgreens does not fail to perform necessary capital improvements, as outlined in its lease.

Lockbox and Cash Management.  Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower is required to establish a lender-controlled lockbox account and direct the tenant to pay its rent directly to such lockbox account.  During a Cash Trap Event Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account each business day.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the ARD.  A Cash Trap Event Period will expire, with regard to the circumstances in clause (i) only, upon the cure of such event of default.  A Cash Trap Event Period triggered by the occurrence of the ARD will not expire.

Property Management.  The Las Vegas Strip Walgreens Property is managed by the tenant.

Assumption.  The borrower has a two-time right to transfer the Las Vegas Strip Walgreens Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C12 Certificates.

Right of First Refusal.  Walgreens has a right of first refusal (“ROFR”) to purchase the Las Vegas Strip Walgreens Property at any time on or after February 3, 2014.  The ROFR is not extinguished by a foreclosure of the Las Vegas Strip Walgreens Property; however, the ROFR does not apply to a foreclosure or deed-in-lieu thereof.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAS VEGAS STRIP WALGREENS

Terrorism Insurance.  The loan documents require that the borrower maintain insurance against loss for acts of terrorism in an amount equal to the full replacement cost of the Las Vegas Strip Walgreens Property.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. However, the borrower’s obligation to provide the foregoing coverages shall be suspended to the extent that such coverages are maintained by either (i) the Harmon Corner (the larger development in which the Las Vegas Strip Walgreens Property is located) owner under the declaration of development for Harmon Corner or (ii) Walgreens through third party insurance or self-insurance in accordance with the terms of its lease, provided that (x) no event of default has occurred and is continuing and (y) Walgreens maintains a rating of ‘BBB’ or better from S&P.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 - Kraft – Three Lakes Drive

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR	Property Type:	Office
Original Principal Balance:	$36,500,000	Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$36,500,000	Location:	Northfield, IL
% of Initial Pool Balance:	3.0%	Size:	679,109 SF
Loan Purpose:	Acquisition	Cut-off Date Principal Balance Per Unit/SF:	$53.75
Borrower Name:	KF WPC Owner (IL) LLC	Year Built/Renovated:	1991/2011
Sponsor:	W.P. Carey Inc.	Title Vesting:	Fee
Mortgage Rate:	4.050%	Property Manager:	Tenant-managed
Note Date:	January 11, 2013	3rd Most Recent Occupancy (As of)(2):	100.0% (12/31/2009)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of)(2):	100.0% (12/31/2010)
Maturity Date:	February 1, 2023	Most Recent Occupancy (As of)(2):	100.0% (12/31/2011)
IO Period:	120 months	Current Occupancy (As of):	100.0% (3/1/2013)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon	3rd Most Recent NOI(2):	NAV
Interest Accrual Method:	Actual/360	2nd Most Recent NOI(2):	NAV
Call Protection:	L(25),D(91),O(4)	Most Recent NOI(2):	NAV
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None
Additional Debt Type:	NAP	U/W Revenues:	$12,418,038
U/W Expenses:	$7,598,261
U/W NOI:	$4,819,777
U/W NCF:	$4,037,992
U/W NOI DSCR:	3.22x
U/W NCF DSCR:	2.69x
Escrows and Reserves(1):	U/W NOI Debt Yield:	13.2%
U/W NCF Debt Yield:	11.1%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$74,000,000
Taxes	$0	Springing	NAP	As-Is Appraised Valuation Date:	October 3, 2012
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio:	49.3%
Replacement Reserves	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	49.3%

(1)	See “Escrows” section.
(2)
The Kraft – Three Lakes Drive property was previously owner occupied by Kraft Foods Group, Inc. and a lease was not in place.  The borrower acquired the Kraft – Three Lakes Drive property in January 2013 through a sale-leaseback transaction.

The Mortgage Loan.  The mortgage loan (the “Kraft – Three Lakes Drive Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a single tenant office building located in Northfield, Illinois (the “Kraft – Three Lakes Drive Property”).  The Kraft – Three Lakes Drive Mortgage Loan was originated on January 11, 2013 by Wells Fargo Bank, National Association.  The Kraft – Three Lakes Drive Mortgage Loan had an original principal balance of $36,500,000, has an outstanding principal balance as of the Cut-off Date of $36,500,000 and accrues interest at an interest rate of 4.050% per annum.  The Kraft – Three Lakes Drive Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only through the term of the Kraft – Three Lakes Drive Mortgage Loan.  The Kraft – Three Lakes Drive Mortgage Loan matures on February 1, 2023.

Following the lockout period, the borrower has the right to defease the Kraft – Three Lakes Drive Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date.  In addition, the Kraft – Three Lakes Drive Mortgage Loan is prepayable without penalty on or after November 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KRAFT – THREE LAKES DRIVE

Sources and Uses

Sources			Uses
Original loan amount	$36,500,000	50.4%	Purchase price	$72,250,000	99.8%
Sponsor’s new cash contribution	35,916,902	49.6	Closing costs	166,902	0.2
Total Sources	$72,416,902	100.0%	Total Uses	$72,416,902	100.0%

The Property.  The Kraft – Three Lakes Drive Property is a four-story class A single-tenant office building containing approximately 679,109 square feet located in Northfield, Illinois.  The Kraft – Three Lakes Drive Property serves as the global headquarters for Kraft Foods Group, Inc. (“Kraft”) and consists of seven wings constructed from marble and granite, with five of the wings constructed in 1990 and the remaining two wings completed in 2003.  On-site amenities include a cafeteria, basketball courts, fitness center, employee store and a credit union.  The Kraft – Three Lakes Drive Property is situated on 69.9 acres and has a total of 2,337 parking spaces, accounting for a parking ratio of 3.4 spaces per 1,000 square feet of rentable area.  As of March 1, 2013, the Kraft – Three Lakes Drive Property was 100.0% occupied by Kraft.

The following table presents certain information relating to the tenant at the Kraft – Three Lakes Drive Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Kraft Foods Group, Inc.	NR/Baa2/BBB	679,109	100.0%	$7.36	$5,000,000	100.0%	10/31/2022(1)
Total Major Tenant		679,109	100.0%	$7.36	$5,000,000	100.0%

(1)
Kraft is responsible for all costs and expenses related to the operation, maintenance, repair and insurance of the Kraft – Three Lakes Drive Property.  The lease includes four, five-year renewal options with annual rent as follows: option one:  $6,000,000; option two:  $6,600,000, and options three and four at fair market rent at the time of renewal.

The following table presents certain information relating to the lease rollover schedule at the Kraft – Three Lakes Drive Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	1	679,109	100.0%	679,109	100.0%	$5,000,000	$7.36
2023	0	0	0.0%	679,109	100.0%	$0	$0.00
Thereafter	0	0	0.0%	679,109	100.0%	$0	$0.00
Vacant	0	0	0.0%	679,109	100.0%	$0	$0.00
Total/Weighted Average	1	679,109	100.0%			$5,000,000	$7.36

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Kraft – Three Lakes Drive Property:

Historical Occupancy(1)

12/31/2009	12/31/2010	12/31/2011	3/1/2013
100%	100%	100%	100%

(1) The Kraft – Three Lakes Drive Property was owner occupied by Kraft and has served as its corporate headquarters since 1990.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KRAFT – THREE LAKES DRIVE

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the Underwritten Net Cash Flow at the Kraft – Three Lakes Drive Property:

Cash Flow Analysis(1)

	U/W	U/W $ per SF
Base Rent	$5,000,000	$7.36
Grossed Up Vacant Space	0	0.00
Total Reimbursables	7,768,038	11.44
Other Income	0	0.00
Less Vacancy & Credit Loss	(350,000)(2)	(0.52)
Effective Gross Income	$12,418,038	$18.29

Total Operating Expenses	$7,598,261	$11.19

Net Operating Income	$4,819,777	$7.10
TI/LC	614,008	0.90
Capital Expenditures	169,777	0.25
Net Cash Flow	$4,035,992	$5.94

NOI DSCR	3.22x
NCF DSCR	2.69x
NOI DY	13.2%
NCF DY	11.1%

(1) Historical financials are not available as the Kraft – Three Lakes Drive Property was previously owner occupied by Kraft and a lease was not in-place.
(2) The underwritten economic vacancy is 7.0%. The Kraft – Three Lakes Drive Property was 100.0% physically occupied as of March 1, 2013.

Appraisal.  As of the appraisal valuation date of October 3, 2012, the Kraft – Three Lakes Drive Property had an “as-is” appraised value of $74,000,000.  In addition, the appraiser also concluded to a hypothetical “go dark” value of $43,700,000.

Environmental Matters.  According to the Phase I environmental assessment dated July 1, 2012, there was no evidence of any recognized environmental conditions at the Kraft – Three Lakes Drive Property.

Market Overview and Competition.  The Kraft – Three Lakes Drive Property is located in Northfield, Illinois, approximately 20 miles north of the Chicago central business district and approximately 15 miles northeast of Chicago O’Hare International Airport.  The Kraft – Three Lakes Drive Property is situated at the intersection of Willow Road and Waukegan Road and is located less than two miles west of I-94, a major north-south interstate that connects the neighborhood with the Chicago central business district.   The surrounding neighborhood consists of primarily single-story and low-rise commercial office buildings and retail shopping centers.   The Kraft – Three Lakes Drive Property is located 4.6 miles away from Northbrook Court, a 1.0 million square foot super regional mall anchored by Macy’s, Lord and Taylor and Neiman Marcus.  The population within a three-mile and five-mile radius of the Kraft – Three Lakes Drive Property is 71,340 and 233,273, respectively, and the median household income within the same three-mile and five-mile radii is $105,618 and $85,894, respectively.

According to appraisal, the Kraft – Three Lakes Drive Property is located within the North Suburban office market, which comprises approximately 2.5% of the overall Chicago suburban market encompassing 23.8 million square feet in 294 office buildings across approximately 383 square miles.  The North Suburban office submarket has the highest concentration of corporate headquarters of the suburban Chicago office submarkets, as many owners and managers of North Suburban companies often live in the immediate surrounding area due to strong upscale residential housing.  The appraisal identified a competitive set of 45 office properties totaling approximately 9.5 million square feet and within the competitive set, vacancy is 9.0% and average triple net asking rents are $14.35 per square foot.

The following table presents certain information relating to comparable office properties for the Kraft – Three Lakes Drive Property:

Competitive Set(1)

	Kraft – Three Lakes Drive (Subject)	CVS Tower II	Three Parkway North Center	Bannockburn Centre At College Park	75 Fairway Drive	Park Center at Kemper Lakes
Location	Northfield, IL	Northbrook, IL	Deerfield, IL	Bannockburn, IL	Vernon Hills, IL	Lake Zurich, IL
Distance from Subject	--	5.1 miles	7.2 miles	9.8 miles	16.0 miles	17.2 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1991/2011	1980/NAP	1989/NAP	1999/NAP	1996 /NAP	1983/NAP
Number of Stories	4	10	NAV	3	4	3
Total GLA	679,109 SF	195,116 SF	255,407 SF	257,191 SF	186,686 SF	189,092 SF
Total Occupancy	100%	100%	71%	71%	74%	100%

(1)	Information obtained from the appraisal dated January 2, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KRAFT – THREE LAKES DRIVE

The Borrower.  The borrower is KF WPC Owner (IL) LLC, a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Kraft – Three Lakes Drive Mortgage Loan.  W.P. Carey Inc. (“W.P. Carey”), the indirect owner of the borrower, is the guarantor of certain nonrecourse carveouts under the Kraft – Three Lakes Drive Mortgage Loan.

The Sponsor.  The sponsor, W.P. Carey Inc., is a publically traded REIT (NYSE: WPC) that acquires and operates a diversified portfolio of mostly single tenant corporate and industrial commercial real estate properties throughout the United States.  On September 28, 2012 W.P. Carey closed on its conversion to a REIT and merger with its publicly held non-traded affiliate, Corporate Property Associates 15 Incorporated and began trading on the New York Stock Exchange on October 1, 2012.  As of January 31, 2012, W.P. Carey’s market capitalization was approximately $3.7 billion.

Escrows.  The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met: (i) Kraft pays taxes directly to the appropriate authorities prior to interest or penalties being incurred; (ii) the lease is in full force and effect; and (iii) no monetary or material non-monetary event of default has occurred.  The loan documents do not require monthly escrows for insurance provided the following conditions are met: (i) Kraft maintains an insurance policy acceptable to the lender; (ii) the lease is in full force and effect; (iii) no monetary or material non-monetary event of default has occurred and is continuing; (iv) Kraft pays all applicable premiums prior to delinquency; and (v) the borrower provides evidence of renewal policies and if requested by the lender, paid receipts of insurance premiums prior to delinquency.  The loan documents do not require monthly escrows for replacement reserves provided the following conditions are met: (i) no monetary or material non-monetary event of default has occurred and is continuing and (ii) Kraft is responsible for any replacements or repairs at the Kraft – Three Lakes Drive Property.

Lockbox and Cash Management.  The Kraft – Three Lakes Drive Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and requires that the borrower direct the tenant to pay its rent directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the manager relating to the Kraft – Three Lakes Drive Property be deposited into the lockbox account within three business days after receipt.  Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis.  During a Cash Trap Event Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account each business day.

A “Cash Trap Event Period” will commence upon the earlier of: (i) the occurrence and continuance of a monetary or material non-monetary event of default; (ii) Kraft being in monetary default under its lease beyond applicable notice and cure periods for 30 days or more; (iii) at any time after January 31, 2021 if Kraft no longer has a senior unsecured debt rating of “BBB” or better by S&P or “Baa2” by Moody’s; (iv) Kraft giving notice that it is terminating its lease for all or any portion of its space; (v) Kraft files for bankruptcy; or (vi) Kraft fails to extend or renew its lease on or prior to April 30, 2022.

A Cash Trap Event Period will expire, with regard to the circumstances in the respective clauses above: (i) upon the cure of such event of default; (ii) Kraft has cured all applicable defaults under its lease; (iii) Kraft has a senior unsecured debt rating of “BBB” or better by S&P and “Baa2” or better by Moody’s; (iv) Kraft is no longer “dark”; (v) Kraft has revoked or rescinded all termination or cancellation notices and has re-affirmed its lease as being in full force and effect; (vi) Kraft assumes its lease and is paying full, unabated rent; and (vii) Kraft has renewed or extended its lease for a term of no less than five years and annual rent of not less than $7.36 per square foot triple net.

Property Management.  The Kraft – Three Lakes Drive Property is managed by the tenant.

Assumption.  The borrower has a two-time right to transfer the Kraft – Three Lakes Drive Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, receipt of rating agency confirmation from Fitch, KBRA and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C12 Certificates.

Right of First Refusal or Right of First Offer.  Kraft has a right of first offer (“ROFO”) to purchase the Kraft – Three Lakes Drive Property.  The ROFO is not extinguished by a foreclosure of the Kraft – Three Lakes Drive Property; however, the ROFO does not apply to a foreclosure or deed-in-lieu thereof.

Purchase Option.  At any time during the loan term, if Kraft elects to construct and operate a day care facility for its employees on a four-acre, undeveloped parcel of the Kraft – Three Lakes Drive Property (the “Day Care Parcel”), Kraft has the option to either (i) purchase the Day Care Parcel “as-is” for $1.00 or (ii) sublease the Day Care Parcel for a term not to exceed Kraft’s lease term plus extension options for the right to develop the Day Care Parcel by a third party developer.

Partial Release.  If Kraft exercises its right to purchase the Day Care Parcel, the borrower may obtain a release of the Day Care Parcel provided the following conditions are satisfied:  (i) no event of default has occurred and is continuing; (ii) the Day Care Parcel will be transferred to Kraft or a person or entity other than the Kraft – Three Lakes Drive borrower; and (iii) the delivery of a legal opinion to the lender to demonstrate the release of the Day Care Parcel will satisfy REMIC requirements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KRAFT – THREE LAKES DRIVE

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the borrower maintain insurance against loss for acts of terrorism in an amount equal to the full replacement cost of the Kraft – Three Lakes Drive Property; provided, however, the borrower’s obligation to provide the foregoing insurance is suspended so long as tenant is providing the insurance required under the lease (property, rent loss and liability), tenant is not in default under the lease and tenant maintains a claims-paying ability rating from S&P of BBB- or better.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an 18-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 - Victoria Mall

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$35,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance:	$34,872,435			Location:	Victoria, TX
% of Initial Pool Balance:	2.8%			Size:	448,935 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$77.68
Borrower Name:	Victoria Mall, LP			Year Built/Renovated:	1981/2005
Sponsor:	James Hull, John Gibson and Barry Storey			Title Vesting:	Fee
Mortgage Rate:	4.460%			Property Manager:	Self-managed
Note Date:	December 20, 2012			3rd Most Recent Occupancy (As of):	95.4% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	87.7% (12/31/2010)
Maturity Date:	January 1, 2023			Most Recent Occupancy (As of):	94.8% (12/31/2011)
IO Period:	None			Current Occupancy (As of):	93.7% (12/1/2012)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$4,095,305 (12/31/2010)
Interest Accrual Method:	30/360			2nd Most Recent NOI (As of):	$3,982,542 (12/31/2011)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of):	$4,575,108 (TTM 9/30/2012)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$6,519,380
				U/W Expenses:	$2,040,673
				U/W NOI:	$4,478,707
				U/W NCF:	$3,913,237
Escrows and Reserves(1):				U/W NOI DSCR:	1.93x
				U/W NCF DSCR:	1.68x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	12.8%
Taxes	$31,621	$31,621	NAP	U/W NCF Debt Yield:	11.2%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$54,000,000
Replacement Reserves	$0	$14,526	NAP	As-Is Appraisal Valuation Date:	December 3, 2012
TI/LC Reserve	$500,000	$28,073	$1,200,000	Cut-off Date LTV Ratio:	64.6%
Renovation Reserve	$1,756,000	NAP	NAP	LTV Ratio at Maturity or ARD:	47.0%

(1)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “Victoria Mall Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a regional mall located in Victoria, Texas (the “Victoria Mall Property”).  The Victoria Mall Mortgage Loan was originated on December 20, 2012 by Wells Fargo Bank, National Association.  The Victoria Mall Mortgage Loan had an original principal balance of $35,000,000, has an outstanding principal balance as of the Cut-off Date of $34,872,435 and accrues interest at an interest rate of 4.460% per annum.  The Victoria Mall Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule.  The Victoria Mall Mortgage Loan matures on January 1, 2023.

Following the lockout period, the borrower has the right to defease the Victoria Mall Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date.  In addition, the Victoria Mall Mortgage Loan is prepayable without penalty on or after October 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

VICTORIA MALL

Sources and Uses

Sources			Uses
Original loan amount	$35,000,000	100.0%	Loan payoff(1)	$15,675,202	44.8%
			Reserves	2,287,621	6.5
			Closing costs	180,952	0.5
			Return of equity	16,856,225	48.2
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%

(1)	The Victoria Mall Property was previously securitized in CGCMT 2004-C1.

The Property.  The Victoria Mall Property is a single-level, regional mall that contains approximately 679,502 square feet of which 448,935 square feet secures the Victoria Mall Mortgage Loan.  The Victoria Mall Property is anchored by JC Penney (not part of the collateral), Dillard’s and Dillard’s Men’s & More (not part of the collateral), Sears, Beall’s and Cinemark Theatres and is situated on 50.7 acres.  The Victoria Mall Property was built in 1981 and renovated in 2005.  Parking is provided by 4,026 surface parking spaces, resulting in a parking ratio of 5.9 spaces per every 1,000 square feet of rentable area.  The Victoria Mall Property’s mix of junior anchors and in-line tenants includes Best Buy, TJ Maxx, Aeropostale, American Eagle, The Buckle, Victoria Secret and Rue 21.  As of November 30, 2012, the Victoria Mall Property was 93.7% leased to 66 tenants.

For the trailing 12-month period ending December 31, 2012, tenants had comparable in-line average sales (tenants occupying less than 10,000 square feet) of $367 per square foot. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet averaged 7.7% for the trailing 12-month period ending December 31, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

VICTORIA MALL

The following table presents certain information relating to the tenancies at the Victoria Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Anchor Tenants – Not Part of Collateral
JC Penney	B/B3/B-	108,483	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Dillard’s	BB+/Ba3/BB	71,619	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Dillard’s Men’s & More	BB+/Ba3/BB	50,465	ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenants – Collateral
Cinemark Theatres	NR/NR/BB-	43,708	9.7%	$14.00	$611,912	11.7%	(3)	11.1%	5/31/2021
Beall’s	NR/NR/NR	40,451	9.0%	$8.41	$340,000	6.5%	$100	8.6%	12/31/2014
Sears	CCC/B3/CCC+	101,443(4)	22.6%	$2.32	$235,174	4.5%	$130(4)	2.0%(4)	10/31/2030(5)
Total Anchor Tenants – Collateral		185,602	41.3%	$6.40	$1,187,086	22.6%

Major Tenants - Collateral
Best Buy	BB-/Baa2/BB	22,960	5.1%	$11.00	$252,560	4.8%	NAV	NAV	1/31/2016
Burke’s Outlet	NR/NR/NR	20,984	4.7%	$8.58	$180,000	3.4%	NAV	NAV	1/31/2019
The Buckle	NR/NR/NR	4,646	1.0%	$34.00	$157,964	3.0%	$629	5.5%	1/31/2022
TJ Maxx	NR/A3/A	24,074	5.4%	$6.50	$156,481	3.0%	NAV	NAV	5/30/2022
Shoe Department Encore	NR/NR/NR	16,528	3.7%	$9.32	$154,000	2.9%	$147	NAV	1/31/2022(6)
The Children’s Place	NR/NR/NR	5,895	1.3%	$25.70	$151,500	2.9%	$233	11.3%	1/31/2020(7)
Melrose	NR/NR/NR	11,957	2.7%	$12.54	$150,000	2.9%	$144	9.0%	10/31/2022
Total Major Tenants – Collateral		107,044	23.8%	$11.23	$1,202,505	22.9%

Non-Major Tenants – Collateral		128,219	28.6%	$22.28	$2,856,853	54.5%

Occupied Collateral Total		420,865	93.7%	$12.47	$5,246,444	100.0%

Vacant Space		28,070	6.3%

Collateral Total		448,935	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales and Occupancy Costs are for the trailing 12-month period ending December 31, 2012.
(3)	Cinemark Theatre operates 12 screens at the Victoria Mall Property and had sales per screen of $502,775 for the 12-month period ending December 31, 2012.
(4)	Total square footage includes 18,700 square feet of an auto-service facility. Sales PSF and Occupancy Cost are based on 82,743 square feet.
(5)	Sears may terminate its lease at any time with two years prior notice.
(6)	If sales do not exceed $1.1 million for any lease year, the tenant may terminate its lease. Shoe Department Encore reported year-end 2012 sales of $2.4 million.
(7)	If sales do not exceed $875,000 for the period between August 1, 2012 and July 30, 2013, the tenant may terminate its lease. The Children’s Place reported year-end 2012 sales of $1.4 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

VICTORIA MALL

The following table presents certain information relating to the historical sales and occupancy costs at the Victoria Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2009	2010	2011	2012
Sears(2)	$120	$125	$121	$130
Cinemark Theatres	(3)	(3)	(3)	(3)
Beall’s	$85	$79	$86	$100
Best Buy(4)	NAV	NAV	NAV	NAV
Burke’s Outlet(5)	NAV	NAV	NAV	$66
TJ Maxx(6)	NAV	NAV	NAV	NAV

Total In-line (<10,000 square feet)(7)	$270	$285	$322	$367
Occupancy Costs(8)	10.5%	9.9%	8.8%	7.7%

(1)	Historical Sales (PSF) is based on historical statements provided by the borrower.
(2)	Sales PSF are based on 82,743 square feet.
(3)	Sales per screen for Cinemark Theatre (12 screens) were $418,348, $424,394, $457,876 and $502,775 in 2009, 2010, 2011 and 2012, respectively.
(4)	Best Buy is not required to report sales.
(5)	Burke’s Outlet took occupancy on June 22, 2011.
(6)	Sales and occupancy costs are unavailable as TJ Maxx took occupancy on June 4, 2012.
(7)	Represents tenants less than 10,000 square feet who were in occupancy since January 1, 2010, the date which is two years before the end of the trailing 12-month reporting period.
(8)	Historical occupancy costs are based on year-end 2012 rent, reimbursements and percentage rent divided by the sales for the respective calendar years.

The following table presents certain information relating to the lease rollover schedule at Victoria Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	16	27,313	6.1%	27,313	6.1%	$568,828	$20.83
2013	4	9,999	2.2%	37,312	8.3%	$226,259	$22.63
2014	3	41,721	9.3%	79,033	17.6%	$387,600	$9.29
2015	7	10,200	2.3%	89,233	19.9%	$412,203	$40.41
2016	8	38,673	8.6%	127,906	28.5%	$576,244	$14.90
2017	5	10,246	2.3%	138,152	30.8%	$184,215	$17.98
2018	5	27,464	6.1%	165,616	36.9%	$503,460	$18.33
2019	3	26,801	6.0%	192,417	42.9%	$271,400	$10.13
2020	1	5,895	1.3%	198,312	44.2%	$151,500	$25.70
2021	5	54,857	12.2%	253,169	56.4%	$909,947	$16.59
2022	6	64,128	14.3%	317,297	70.7%	$766,489	$11.95
2023	1	2,125	0.5%	319,422	71.2%	$53,125	$25.00
Thereafter	2	101,443	22.6%	420,865	93.7%	$235,174	$2.32
Vacant	0	28,070	6.3%	448,935	100.0%	$0	$0.00
Total/Weighted Average	66	448,935	100.0%			$5,246,444	$12.47

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Victoria Mall Property:

Historical Occupancy(1)

12/31/2009	12/31/2010	12/31/2011	12/1/2012
95%	88%	95%	94%

(1)	Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

VICTORIA MALL

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Victoria Mall Property:

Cash Flow Analysis

	2010	2011	TTM 9/30/2012	U/W	U/W $ per SF
Base Rent	$4,914,626	$4,592,694	$5,206,186	$5,246,444	$11.69
Grossed Up Vacant Space	0	0	0	722,084	1.61
Percentage Rent	114,000	195,581	334,482	334,482	0.75
Total Reimbursables	911,463	900,466	779,945	779,945	1.74
Other Income	152,431	200,166	196,064	152,649	0.34
Less Vacancy & Credit Loss	0	0	0	(716,223)(1)	(1.60)
Effective Gross Income	$6,092,520	$5,888,907	$6,516,677	$6,519,380	$14.52

Total Operating Expenses	$1,997,215	$1,906,365	$1,941,569	$2,040,673	$4.55

Net Operating Income	$4,095,375	$3,982,542	$4,575,108	$4,478,707	$9.98
TI/LC	0	0	0	391,163	0.87
Capital Expenditures	0	0	0	174,308	0.39
Net Cash Flow	$4,095,375	$3,982,542	$4,575,108	$3,913,237	$8.72

NOI DSCR	1.76x	1.71x	1.97x	1.93x
NCF DSCR	1.76x	1.71x	1.97x	1.68x
NOI DY	11.7%	11.4%	13.1%	12.8%
NCF DY	11.7%	11.4%	13.1%	11.2%

(1)	The underwritten economic vacancy is 12.0%. The Victoria Mall Property was 93.7% physically occupied as of November 30, 2012.

Appraisal.  As of the appraisal valuation date of December 3, 2012, the Victoria Mall Property had an “as-is” appraised value of $54,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated November 14, 2012, there was no evidence of any recognized environmental conditions at the Victoria Mall Property.

Market Overview and Competition.  The Victoria Mall Property is located in the northern portion of Victoria, Texas on the northeast corner of US Highway 77 and Loop 463 along the Texas Gulf Coast.  The Victoria Mall Property is located approximately 80 miles north of the Corpus Christi central business district, approximately 90 miles southeast of the San Antonio central business district and approximately 100 miles southwest of the Houston central business district.

According to the appraisal, in 2012 the population within a 50-mile radius of the Victoria Mall Property (the primary trade area) was reported as approximately 205,952, representing a 0.2% compounded annual growth rate since 2000.  Within the same radius, in 2012 the average household income was reported as $55,093, representing a 1.6% compounded annual growth rate since 2000.  Due largely to the Eagle Ford Shale, one of the largest oil and gas developments in the United States, as of year-end 2012 the unemployment rate for Victoria was at 5.8%.  The Victoria Mall Property is the only enclosed mall within the primary trade area and the nearest enclosed regional mall is located approximately 117 miles northwest in San Antonio, Texas.

The Borrower.  The borrower is Victoria Mall LP, a Georgia limited partnership is a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Victoria Mall Mortgage Loan.   James Hull, John Gibson and Barry Storey are the indirect owners of the borrower and are the guarantors of certain nonrecourse carveouts under the Victoria Mall Mortgage Loan.

The Sponsor.  The sponsors for the Victoria Mall Mortgage Loan are James Hull, John Gibson and Barry Storey.  Together, the guarantors are the principals of Hull Storey Gibson Companies, LLC (“HSG”).  HSG is based in Augusta, Georgia and acquires and operates enclosed malls as well as “big box” retail properties throughout the southeast.  HSG currently owns 97 retail properties totaling 9.5 million square feet, which includes 16 regional malls totaling 5.5 million square feet.  During the past 10 years, the sponsors disclosed affiliates of the borrower were involved in three loan work-outs due to significant vacancies at non-related properties.  See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

VICTORIA MALL

Escrows.  The loan documents provide for upfront escrows at closing in the amount of $31,621 for real estate taxes and $500,000 for tenant improvements and leasing commissions.  Additionally, the loan documents provide for an upfront escrow in the amount of $1,756,000, which represents 125% of the estimated costs for the following property renovations that must be completed prior to June, 2014: rear façade and entrances ($400,000), new carpet and flooring ($300,000), electrical and lighting upgrades ($250,000), landscaping ($100,000), parking lot repairs and maintenance ($100,000), general repairs and maintenance ($75,000), sheet rocking ($50,000), painting ($30,000) and a contingency reserve ($100,000).

The loan documents provide for monthly deposits of $31,621 for real estate taxes, $14,526 for replacement reserves and $28,073 for tenant improvements and leasing commissions (subject to a cap of $1,200,000).  At any time prior to January 1, 2022, the sponsor can provide a letter of credit in the amount of $2,500,000 in lieu of monthly tenant improvement and leasing commission cash escrow deposits.  The loan documents do not require monthly escrow deposits for insurance provided the following conditions are satisfied (i) no event of default exists and is continuing; (ii) the Victoria Mall Property is covered by blanket insurance policies that remain in full force and effect; and (iii) the borrower provides the lender with evidence of renewal of the policies and paid receipts of insurance premiums when due.

Lockbox and Cash Management.  Upon the occurrence of a Cash Trap Event Period (as defined below), the Victoria Mall Mortgage Loan requires that a lender-controlled lockbox account will be established and the tenants will be directed to pay their rents directly to such lockbox account.  The loan documents also require that upon the occurrence of a Cash Trap Event Period, all cash revenues and other monies received by the borrower or the property manager relating to the Victoria Mall Property be deposited into the lockbox account within one business day of receipt.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the net cash flow debt yield, as defined in the loan agreement, falling below 8.5%; (iii) the borrower has not delivered a letter of credit in the amount of $2,500,000 to fund the tenant improvement and leasing commissions escrow and Sears goes dark, terminates its lease, fails to occupy its premise or provides written notice of its intentions to commence the foregoing; (iv) JC Penney goes dark, fails to occupy its premise or provides written notice of its intentions to commence the foregoing; or (v) Dillard’s goes dark, fails to occupy its premise or provides written notice of its intentions to commence the foregoing.

A Cash Trap Event Period will expire, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), the net cash flow debt yield being at least 8.5% for two consecutive calendar quarters; with respect to clause (iii), the borrower delivers a letter of credit in the amount of $2,500,000 to fund the tenant improvement and leasing commissions escrow, and a satisfactory replacement tenant is in occupancy, paying full unabated rent and open for business in 100% of the space previously occupied by Sears; with respect to clause (iv), a satisfactory replacement tenant is in occupancy and open for business in no less than 70% of the space previously occupied by JC Penney; and with respect to clause (v) a satisfactory replacement tenant is in occupancy and open for business in 100% of the space previously occupied by Dillard’s.

Property Management.  The Victoria Mall Property is managed by an affiliate of the borrower.

Assumption.  The borrower has a two-time right to transfer the Victoria Mall Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C12 Certificates.

Partial Release.  In connection with a public dedication to a government authority, the borrower may obtain a release of a certain non-income producing parcel of the Victoria Mall Property from the lien of the mortgage upon the satisfaction of certain conditions, including but not limited to (i) the release of the parcel will not diminish the value of the remaining property; (ii) the remaining property will have available to it all utility and other services for its use, occupancy and operation, which includes access for pedestrian and vehicular ingress and egress to all public roads; (iii) if requested by the lender, a rating agency confirmation from Fitch, KBRA and S&P that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013–C12 Certificates; and (iv) the delivery of a legal opinion to the lender to demonstrate the release of the parcel will satisfy REMIC requirements.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the Victoria Mall Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – Studio Green Apartments

Loan Information				Property Information
Mortgage Loan Seller:	C-III Commercial Mortgage LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$30,250,000			Specific Property Type:	Student Housing
Cut-off Date Principal Balance:	$30,250,000			Location:	Newark, DE
% of Initial Pool Balance:	2.5%			Size:	1,074 beds
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Bed:	$28,166
Borrower Name:	UDel Holdings, LLC			Year Built/Renovated:	1967/2010
Sponsor:	Campus Living Property Interests LLC			Title Vesting:	Fee
Mortgage Rate:	4.890%			Property Manager:	Century Campus Housing Management, L.P.
Note Date:	February 13, 2013			3rd Most Recent Occupancy (As of)(2):	92.5% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	82.9% (12/31/2011)
Maturity Date:	March 1, 2023			Most Recent Occupancy (As of)(2):	89.4% (12/31/2012)
IO Period:	None			Current Occupancy (As of)(2):	92.3% (1/25/2013)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$2,548,236 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,355,399 (12/31/2011)
Call Protection:	L(24),GRTR 1% or YM(92),O(4)			Most Recent NOI (As of):	$3,162,108 (12/31/2012)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$7,187,649
Additional Debt Type:	NAP			U/W Expenses:	$4,069,336
				U/W NOI:	$3,118,312
				U/W NCF:	$2,908,379
				U/W NOI DSCR:	1.49x
Escrows and Reserves(1):				U/W NCF DSCR:	1.39x
				U/W NOI Debt Yield:	10.3%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.6%
Taxes	$164,187	$27,364	NAP	As-Is Appraised Value:	$53,900,000
Insurance	$142,306	$20,329	NAP	As-Is Appraisal Valuation Date:	January 2, 2013
Deferred Maintenance Escrow	$11,875	$0	NAP	Cut-off Date LTV Ratio:	56.1%
Replacement Reserve	$17,495	$17,495	NAP	LTV Ratio at Maturity or ARD:	41.8%

(1)	See “Escrows” section.
(2)	Occupancy based on number of occupied beds.

The Mortgage Loan.  The mortgage loan (the “Studio Green Apartments Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a multifamily property located in Newark, Delaware (the “Studio Green Apartments Property”).  The Studio Green Apartments Mortgage Loan was originated on February 13, 2013 by C-III Commercial Mortgage LLC.  The Studio Green Apartments Mortgage Loan had an original principal balance of $30,250,000, has an outstanding balance as of the Cut-off Date of $30,250,000 and accrues interest at a rate of 4.890% per annum.  The Studio Green Apartments Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule.  The Studio Green Apartments Mortgage Loan matures on March 1, 2023.  The borrower purchased the Studio Green Apartments Property in June 2008 and has a cost basis of approximately $65,670,445.

Following the lockout period, the borrower has the right to voluntarily prepay the Studio Green Apartments Mortgage Loan in whole, provided that the borrower pays a yield maintenance premium on the principal amount being paid.  In addition, the Studio Green Apartments Mortgage Loan is prepayable without penalty on or after December 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STUDIO GREEN APARTMENTS

Sources and Uses

Sources			Uses
Original loan amount	$30,250,000	100.0%	Loan payoff(1)	$26,292,278	86.9%
			Reserves	335,862	1.1
			Closing costs Return of equity	201,354 3,420,506	0.7 11.3
Total Sources	$30,250,000	100.0%	Total Uses	$30,250,000	100.0%

(1)
A mortgage loan secured by the Studio Green Apartments Property was previously securitized in CSMC 2006-C4. The Studio Green Mortgage Loan paid off a C-III-originated floating rate loan which was held by Nomura CRE CDO 2007-2, Ltd.

The Property.  The Studio Green Apartments Property is a 665-unit (1,074 beds) multifamily property. Based on its tenant mix, the Studio Green Apartments Property primarily constitutes student housing.  As of January 25, 2013, 991 (92.3%) of the 1,074 beds were leased. The Studio Green Apartments Property consists of 30 buildings and was constructed in 1967 and renovated in 2010. Amenities at the Studio Green Apartments Property include a swimming pool, an approximately 10,000 square foot leasing office/clubhouse and student center (with an indoor basketball court, exercise/fitness room, yoga studio, business center, billiard area, theatre and lounge) and multiple on-site laundry facilities.

The following table presents certain information relating to the unit mix of the Studio Green Apartments Property:

Apartment Unit Summary(1)

Unit Type	No. of Units	No. of Beds	% of Total Beds	Average Unit Size (SF)	Average Monthly Rent per Bed
Hydro (2 BR/1 BA)	121	242	18.2%	463	$643
Ener-Green (1 BR/1 BA)	120	120	18.0%	378	$575
Hybrid (1 BR/1 BA)	118	118	17.7%	743	$884
Geo (2 BR/1 BA)	87	174	13.1%	378	$575
Geo Deluxe (2 BR/1 BA)	46	92	6.9%	427	$520
Global (3 BR/2 BA)	34	102	5.1%	440	$533
Hydro Deluxe (2 BR/1 BA)	29	58	4.4%	521	$625
Hybrid Deluxe (1 BR/1 BA)	26	26	3.9%	855	$911
Ener-Green JR (1 BR/1 BA)	23	23	3.5%	458	$804
Eco (Studio/1 BA)	23	23	3.5%	484	$795
Ultra (4 BR/2 BA)	16	64	2.4%	377	$550
Hybrid Jr (1 BR/1 BA)	12	12	1.8%	605	$865
Hydro Jr (2 BR/1 BA)	10	20	1.5%	432	$578
Total/Weighted Average	665	1,074	100.0%	498	$664

(1) Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Studio Green Apartments Property:

Historical Occupancy(1)

12/31/2010(2)	12/31/2011(3)	12/31/2012(4)	1/25/2013(5)
93%	83%	89%	92%

(1) Information obtained from the borrower rent roll or borrower-provided occupancy statement.
(2) As of December 31, 2010, based on occupied beds, the Studio Green Apartments Property had an average 12-month occupancy rate of 82.9%.
(3) As of December 31, 2011, based on occupied beds, the Studio Green Apartments Property had an average 12-month occupancy rate of 81.5%.
(4) As of December 31, 2012, based on occupied beds, the Studio Green Apartments Property had an average 12-month occupancy rate of 85.1%.
(5) As of the January 25, 2013 rent roll, based on leased units, the Studio Green Apartments Property had an occupancy rate of 93.9%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STUDIO GREEN APARTMENTS

Operating History and Underwritten Net Cash Flow.  The following table represents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Studio Green Apartments Property:

Cash Flow Analysis

	2010	2011	2012	U/W	U/W per Bed
Base Rent	$6,145,832	$5,921,873	$7,009,655	$8,079,858	$7,523
Other Income	151,364	168,383	207,712	177,994	166
Less Vacancy & Credit Loss	0	0	0	(1,070,203)(1)	(996)
Effective Gross Income	$6,297,195	$6,090,256	$7,217,367	$7,187,649	$6,692

Total Operating Expenses	$3,748,959	$3,734,857	$4,055,259	$4,069,336	$3,789

Net Operating Income	$2,548,237	$2,355,399	$3,162,108	$3,118,312	$2,903
Capital Expenditures	137,728	236,939	113,268	209,933	195
Net Cash Flow	$2,410,508	$2,118,460	$3,048,840	$2,908,379	$2,708

NOI DSCR	1.21x	1.12x	1.51x	1.49x
NCF DSCR	1.15x	1.01x	1.45x	1.39x
NOI DY	8.4%	7.8%	10.5%	10.3%
NCF DY	8.0%	7.0%	10.1%	9.6%

(1)    The underwritten economic vacancy is 13.2%. As of January 25, 2013, the occupancy rate for the Studio Green Apartments Property was 92.3%.

Appraisal.  As of the appraisal valuation date of January 2, 2013, the Studio Green Apartments Property had an “as-is” appraised value of $53,900,000.

Environmental Matters.  According to the Phase I environmental site assessment dated December 20, 2012, suspect asbestos-containing materials and suspect lead-based paint were deemed to potentially be present at the Studio Green Apartments Property due to its construction in 1967. The materials were observed to be in overall good condition with a low potential for disturbance. Operations and Maintenance Programs were prepared and are being implemented.

Market Overview and Competition.  The Studio Green Apartments Property is a multifamily/student housing property located in Newark, Delaware, approximately one mile southwest of the main University of Delaware campus. A majority of the residential single and multifamily complexes in immediate proximity are rented to students.

According to a third party market research report, the Wilmington, Delaware apartment market in the third quarter 2012 reflected a vacancy of approximately 4.4% with average asking rents of $740 for studio units, $867 for one-bedroom units, $1,008 for two-bedroom units, and $1,200 for three-bedroom units. The Studio Green Apartments Property most directly competes with other student housing complexes and traditional apartments in proximity to campus. The other primary competition to the Studio Green Apartments Property is the on-campus dormitories. Single rooms in the on-campus dormitories generally rent for approximately $950 per month and double occupancy is approximately $750 per month.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STUDIO GREEN APARTMENTS

The following table presents certain information relating to some comparable multifamily properties provided in the appraisal for the Studio Green Apartments Property:

Competitive Set(1)

	Studio Green Apartments (Subject)	University Courtyards	West Knoll	Colonial Garden	Southgate Gardens	University of Delaware (various Residence Halls)
Location	Newark, DE	Newark, DE	Newark, DE	Newark, DE	Newark, DE	Newark, DE
Distance to Subject	--	1.8 miles	0.3 miles	2.5 miles	1.9 miles	1.0 mile
Property Type	Student Housing	Student Housing	Student Housing	Student Housing	Student Housing	Student Housing
Number of Beds	1,074	880	140	180	212	7,000 (est.)
Average Rent (per bed)
Studio	$795	NAV	NAV	$675	NAV	NAV
1BR	$842	$1,115	$780	$803	$735	$954
2BR	$599	$830	$513	$487	$405	$859
3BR	$533	NAV	NAV	NAV	NAV	NAV
4BR	$550	$775	NAV	NAV	NAV	NAV

Utilities	Included in rent with cap	Water and sewer included	Paid by tenant	Paid by tenant	Paid by tenant	Included in rent

Total Occupancy	92%(2)	100%	99%	100%	98%	98%

(1)	Information obtained from the appraisal dated February 1, 2013.
(2)	As of January 25, 2013 and is based on occupied beds.

The Borrower.  The borrower is UDel Holdings, LLC, a Delaware limited liability company and a single purpose entity with an independent director.  CCHM Management Holdings Corp. is the guarantor of certain nonrecourse carveouts under the Studio Green Apartments Mortgage Loan.

The Sponsor.  The loan sponsor is Campus Living Property Interests LLC, which is managed and 100.0% owned by CCHM Property Holdings Parent LLC (“CCHM Parent”), CCHM Parent is a subsidiary of Campus Living Land Trust (USA), an Australian managed investment fund controlled by Campus Living Funds Management Limited. Campus Living Funds Management Limited is a registered Australian public company, which is owned by Transfield Property Pty. Limited, a registered Australian proprietary company. Campus Living Villages currently manages student housing facilities on or near 50 university campuses totaling approximately 34,000 beds in the United States, Australia, New Zealand and the United Kingdom, with 22 student housing properties in the United States.

Escrows.  The loan documents provide for an upfront escrow at closing in the amount of $164,187 for real estate taxes and $142,306 for insurance and ongoing monthly escrows in the amount of $27,364 for taxes and $20,329 for insurance. The borrower is required to deposit an amount equal to $195 per bed ($17,495) per month at closing and every month to fund a replacement reserve and $11,875 for deferred maintenance.

Lockbox and Cash Management.  The Studio Green Apartments Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and the property manager cause all rents to be deposited into such lockbox. Prior to occurrence of a Triggering Event (as defined below), all funds on deposit in such lockbox account are distributed to the borrower or the property manager.

A “Triggering Event” will exist upon (i) the occurrence and continuance of an event of default or (ii) the debt service coverage falling below 1.15x based on the 12 calendar month period immediately preceding the calculation, with the first calculation based on the 12 calendar month period ending March 31, 2013. A Triggering Event will expire upon (i) the lender’s written waiver of any such triggering event of default or (ii) the date on which the Studio Green Apartments Property achieves a net cash flow debt service coverage ratio of 1.20x based on the 12 calendar month period immediately preceding the calculation.

Property Management.  Century Campus Housing Management, L.P. an affiliate of the borrower, is the property manager under a five-year contract with automatic one-year renewals, terminable upon 30 days notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STUDIO GREEN APARTMENTS

Transfers. The borrower, only upon the prior written consent of the lender, has the right to transfer the Studio Green Apartments Property and cause an assumption of the Studio Green Apartments Mortgage Loan, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) the lender’s reasonable determination that the proposed transferee and its principals satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength, and general business standing; (ii) rating agency confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings from Fitch, KBRA and S&P assigned to the Series 2013-C12 Certificates; (iii) a 1.0% assumption fee is paid; and (iv) and execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee.

Notwithstanding the foregoing, the following transfers will not require the lender’s approval: any direct or indirect transfers of interests in CCHM Management and/or CCHM Parent held by entities organized under the laws of a country other than the United States, or a political subdivision thereof (such entities, “Foreign Entities”), and any direct or indirect transfers of interests in any such Foreign Entities that hold interests in CCHM Management or CCHM Parent, in any event, so long as OFAC compliance and single purpose entity requirements are still met.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Studio Green Apartments Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C12	Transaction Contact Information

Transaction Contact Information

Questions may be directed to any of the following individuals:

Wells Fargo Securities, LLC		RBS Securities Inc.

Brigid Mattingly	Tel. (312) 269-3062	Jeff Wilson	Tel. (203) 897-2900
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613	Adam Ansaldi	Tel. (203) 897-0881
	Fax (212) 214-8970		Fax (203) 873-3542

Matthew Orrino	Tel. (212) 214-5608	Jim Barnard	Tel. (203) 897-4417
	Fax (212) 214-8970		Fax (203) 873-4310

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.